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                                                                 EXHIBIT 10.10

                          ALLISON ENGINE COMPANY, INC.
                    AUTHORIZED MAINTENANCE CENTER AGREEMENT

AGREEMENT, effective the            day of                      by and between
Allison Engine Company (herein called "Allison") having its principal place of business at Indianapolis, Indiana and National Airmotive Corporation located at Oakland, California (herein called "Authorized Maintenance Center").

                          GENERAL PURPOSE OF AGREEMENT

Allison is in the business of manufacturing and marketing Allison gas turbine Engines, Modules and Parts.

Allison desires to establish a worldwide network of independently owned and operated Authorized Maintenance Center(s) operating under agreement(s) with Allison to support the operation, maintenance and safety of the Products, Modules and/or Parts.

Authorized Maintenance Center has been selected by Allison among other reasons on the basis of its (a) business plans for Products, (b) its organizational and financial structure, (c) its qualifications and willingness to provide Product support and Maintenance Services, (d) willingness to perform Component Repair,
(e) the qualifications and business abilities of its principal management and principal owners, and (f) its commitment to use its best efforts to promote the sale of Modules and Parts through Embodiment. Allison relies upon Authorized Maintenance Center to provide the required capital, equipment, facilities, management, and human resources to effectively provide support for Products through the supply of Maintenance Services.

Authorized Maintenance Center acknowledges that as an independently owned and operated business, its success and enjoyment of profitable operations will be determined substantially by how effectively its Business Operations are conducted and managed in conjunction with development of the overall market for Products and worldwide economic conditions. Authorized Maintenance Center acknowledges that its association with Allison and the use of Allison Marks is beneficial to its current Business Operations.



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The purpose of this Agreement is to appoint an Allison Authorized Maintenance
Center subject to the terms and conditions hereof.

This Agreement sets forth the rights and responsibilities of both Allison and Authorized Maintenance Center with regard to maintenance and support of Products, the sale of Products, Modules and Parts, and the circumstances in which the Agreement will be continued or terminated.

Accordingly, Allison and Authorized Maintenance Center hereby agree as follows:

FIRST: RIGHTS GRANTED BY ALLISON

In reliance upon Authorized Maintenance Center satisfactorily performing the responsibilities it assumes hereunder, Allison grants Authorized Maintenance
Center:

(1) a non-exclusive right to identify itself as an Authorized Maintenance Center and to conduct Business Operations (as hereinafter defined) at a Primary Premise, Branch Location(s) and Marketing Office(s) identified in the Primary Premise, Branch Location(s) and Marketing Office(s) Statement;

(2) a non-exclusive right to acquire from Allison, or its designated sources, the Items identified in the Products Statement and/or the Modules and Parts Statement or any other material as detailed in this Agreement for use through Embodiment in a Maintenance Service/Component Repair or for resale in an Over-the-Counter function.

Allison expressly reserves the right to contract with third parties for the sale or resale of any material identified in the Modules and Parts Statement and Products Statement or any other material. Allison also expressly reserves the right to appoint other Authorized Maintenance Centers as necessary.

SECOND: RESPONSIBILITIES ASSUMED BY AUTHORIZED MAINTENANCE CENTER

Authorized Maintenance Center accepts and assumes the responsibilities identified by this Agreement, including responsibility to:


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(1)    establish and maintain satisfactory Maintenance Services capabilities at the locations identified in the Authorized Maintenance Center Primary Premise, Branch Location(s) and Marketing Office(s) Statement;

(2) provide complete Maintenance Services, certain Field Services and Book Repairs on Items directly for Customers operating in the Region of Responsibility and Original Equipment Manufacturers located in the Region of Responsibility, regardless of where the Items were purchased;

(3) actively and effectively market and promote the purchase and encourage proper use (consistent with Allison Manuals) of Items by Customers in the Region of Responsibility, consistent with the Products Statement, the Modules and Parts Statement and this Agreement;

(4) properly perform all obligations of Authorized Maintenance Center under this Agreement; and

(5) procure, utilize and promote only Allison Authorized Items and Component Repairs in fulfilling Maintenance Service obligations as contemplated under this Agreement.

THIRD: ORGANIZATION

Allison, by entering into this Agreement, has acted in substantial reliance upon:

(1) Authorized Maintenance Center's representations to Allison in respect of its business plan(s) as outlined in their proposals as submitted to Allison for the Allison Products, Modules & Parts, its organization and financial structure, and its qualifications and willingness to fulfill the responsibilities assumed by Authorized Maintenance Center under Paragraph SECOND above; and


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(2)    the personal qualifications and business abilities of Authorized
       Maintenance Center's principal management (officers, directors, senior managers and Allison Product program managers) who are responsible for determining and implementing Authorized Maintenance Center's business plan(s) and principal owners who are designated by Authorized Maintenance Center in the Authorized Maintenance Center Statement of Management and Ownership furnished by Authorized Maintenance Center to Allison and accepted by Allison by its endorsement thereon.

FOURTH:  CHANGES IN MANAGEMENT AND OWNERSHIP

(1) Any ownership change which alters the controlling interest of the Authorized Maintenance Center as set forth in the Authorized Maintenance Center Statement of Management and Ownership (or its accepted revision), or any sale, in whole or in part, of Authorized Maintenance Center's Primary Premise or Branch Location(s) and/or Product related assets to a party that wishes to become an Authorized Maintenance Center requires the prior written approval and acceptance of Allison. If any such ownership change or sale is contemplated, Authorized Maintenance Center will provide Allison prior written notice subject to applicable laws in the form requested and in a timely manner, together with all applicable information requested by Allison to evaluate the proposed ownership change or sale.

(2) Allison agrees to review factors requested by Authorized Maintenance Center to be considered and to base its analysis and final decision(s) on whether the proposed change(s) is likely to result in successful Business Operation(s) meeting or exceeding the responsibilities outlined in this Agreement, including but not limited to, satisfactory facilities and equipment at the approved Primary Premise and Branch Location(s) and whether controlling ownership is acceptable to Allison as an organization which will effectively fulfill the responsibilities assumed by Authorized Maintenance Center under paragraph SECOND.


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(3)    Upon written acceptance by Allison of a proposed ownership change, a new
       Authorized Maintenance Center Statement of Management and Ownership reflecting all changes will replace the original statement in its entirety and will become an attachment to this Agreement, or, at Allison's option, a new agreement may be executed. Any ownership change made without the prior acknowledgment and written approval and acceptance by Allison that is substantially determined to be unacceptable by Allison may be cause for termination of this Agreement by Allison per the terms and conditions of this Agreement.

(4) Authorized Maintenance Center will notify Allison of any executive management change relative to any officer, director, senior manager or Product program manager(s) directly relating to the Business Operations, the Primary Premise or Branch Location(s).

(5) Any change in ownership or principal management relied upon by Allison, under paragraph THIRD, in entering into this Agreement will constitute sufficient basis for disapproving such change.

FIFTH: TECHNICAL FEE

Authorized Maintenance Center agrees to pay to Allison at such time this Agreement becomes effective, a technical fee in accordance with the payment term and schedule referenced in the application For Appointment Statement for each applicable Product.

SIXTH:  AGREEMENT TRANSFER, ASSIGNMENT, DELEGATION OR SALE

(1) Neither this Agreement, nor any right or responsibility under this Agreement may be transferred, assigned, delegated or sold (as detailed in FOURTH above) by Authorized Maintenance Center without the prior written approval of Allison. Such approval shall not be unreasonably withheld provided the entire Agreement and its provisions are assumed and accepted in writing by the transferee, assignee, delegate or purchaser and provided that such change in the sole judgment of Allison is likely to result in successful Business Operations. Such transfer, assignment, delegation or sale will result in this Agreement being modified or replaced by another agreement between Allison and the specific party.

(2) Authorized Maintenance Center may not appoint any Second Level Entity or any Entity as an Authorized source of Maintenance Services or Over-the-Counter sales of Allison Items on behalf of Allison or the Authorized Maintenance Center.

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(3)      Allison may assign this Agreement to a parent company, subsidiary, affiliate, or successor in interest which undertakes the manufacture and/or sale of Items and/or the performance of this Agreement with respect to the Items.

SEVENTH: ADDITIONAL PROVISIONS

The provisions set forth in the following "Additional Provisions Applicable to Authorized Maintenance Center Agreement" are hereby incorporated as a part of this Agreement.

EIGHTH: TERM

Unless sooner terminated pursuant to a provision(s) of this Agreement, this Agreement will automatically terminate without notice or action by either party on 31 December 1997. Opportunity for renewal is strictly contingent upon the Authorized Maintenance Center's adherence to the terms and conditions of this Agreement and Authorized Maintenance Center's ability and desire to continue through a renewal period. To qualifying Authorized Maintenance Centers, three
(3) year renewal periods of an agreement substantially like the Agreement will be available at a renewal fee of only one (1) U.S. dollar at the time of renewal. At the time of renewal, Authorized Maintenance Center and Allison both agree to execute a mutual general release of any and all claims against each other and their respective affiliates existent, anticipated or planned for as a result of performances under the Agreement subject to renewal.

NINTH: WAIVER

The failure of Allison to enforce any provision of this Agreement, or to exercise any option which may be provided, or to require or fail to require at any time strict performance by the Authorized Maintenance Center of any provision of this Agreement, shall in no way affect the validity or act as a waiver of this Agreement, or any part, or the right of Allison thereafter to enforce any agreement provision allowable retroactively.

TENTH: LIMITATION OF DAMAGES

The Parties agree that the maximum damages available to the Authorized Maintenance Center in connection with any claim, controversy or breach related to, or arising out of, this Agreement shall be limited as follows:




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          Authorized Maintenance Center shall be limited to an award of economic damages not to exceed the Technical Fee paid by the Authorized Maintenance Center. In the event damages are associated with only one Product application (aircraft or industrial), then an award of economic damages shall be limited to Authorized Maintenance Center's proportion of revenues, expressed as a percent, for the past two (2) years, or the aggregate year(s) to date if less than two (2) years, multiplied by the Technical Fee paid by the Authorized Maintenance Center for the respective product. This clause is not applicable to the Allison 250 Engine series.

Authorized Maintenance Center and Allison irrevocably waive trial by jury in any action, proceeding, or counterclaim, whether at law or in equity, brought by either of them against the other, whether or not there are other parties in such action or proceeding under this Agreement. If either party fails to notify the other in writing within one (1) year from the occurrence of any default or circumstance giving rise to any claim relating to this Agreement, the relationship of the Authorized Maintenance Center and Allison, Authorized Maintenance Center's Business Operations, or any Product, Module and/or Part and any and all claims related to such default or circumstance shall be barred.

Allison and the Authorized Maintenance Center hereby waive to the fullest extent permitted by law any right to or claim of any punitive or exemplary damages against the other and agree that in the event of a dispute between them, each shall be limited to the recovery of any actual damages sustained by such party, subject to the limitations outlined in the Agreement.

Nothing herein shall bar Allison's right to obtain injunctive relief against threatened conduct that will cause Allison loss or damage under this Agreement. Such relief includes all rights under the usual equity rules, including the applicable rules for obtaining specific performance, restraining orders, and preliminary injunctions.

Each party shall pay its own costs and expenses, including all court costs and attorney's fees, incurred by it with respect to enforcing or defending against any claim or default or the enforcement of any provision of this Agreement, including but not limited to, the obtaining of injunctive or other equitable relief.




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Authorized Maintenance Center hereby submits to the jurisdiction of any state or federal court within the state of Indiana and waives any jurisdiction over its person. Authorized Maintenance Center waives any objection to such courts based on forum non conveniens (which generally permits a court to decline jurisdiction if it appears that an action may be handled more expeditiously and/or with greater convenience to the parties in another jurisdiction) or
Section 1404(a) of Title 28 United States Code and any objection to venue of any action instituted in connection with this Agreement.

ELEVENTH:  EXECUTION ON BEHALF OF ALLISON AND AUTHORIZED MAINTENANCE CENTER

Neither this Agreement, the Additional Provisions, the Statements or any related agreement or addendum will be valid unless:

(1) It is signed on behalf of Authorized Maintenance Center by its duly authorized representative(s).

(2) It is signed on behalf of Allison by its duly Authorized representative(s).

The parties hereto have executed this Agreement in duplicate to be effective as of the day and year first above written.





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ALLISON ENGINE COMPANY, INC.               NATIONAL AIRMOTIVE CORPORATION

                                           AUTHORIZED MAINTENANCE CENTER

BY       JAMES F. LEACH                    BY      Gerry Roberts
  --------------------------------           -------------------------------
         (Signature)                               (Signature)
         James F. Leach                            Gerry Roberts
         Vice President, Customer Support          President
         --------------------------------          -------------------------
         (Typed Name and Title)                    (Typed Name and Title)


Date     30 September 1994                 Date    14 November 1994

                               Witnesses

By        NORMAN D. BRITTON                By      RON GARTENSCHLAEGER
  --------------------------------           -------------------------------
          (Signature)                              (Signature)
Norman D. Britton, Manager                         Ron Gartenschlaeger
T56/501 Authorized Maintenance                     Director Lg.  Engine Sales &
Center Administration                              Business Development
----------------------------------                 --------------------------
(Typed Name and Title)                             (Typed Name and Title)


Date   30 September 1994                           Date 14 November 1994
       -----------------                           ---------------------










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                          ALLISON ENGINE COMPANY, INC.
                      ADDITIONAL PROVISIONS APPLICABLE TO
                    AUTHORIZED MAINTENANCE CENTER AGREEMENT
                               TABLE OF CONTENTS

Article 1. Definitions

Article 2. Region of Responsibility

        2.1 Authorized Maintenance Center Primary Premise, Branch Location(s) and Marketing Office(s) Overview
        2.2  Authorized Maintenance Center's Responsibilities
        2.3 Changes in Authorized Maintenance Center Primary Premise, Branch Location(s), Marketing Office(s) or Business
             Operation(s)
        2.4  Field Service Outside Region of Responsibility

Article 3. Facilities, Equipment and Capital Requirements

        3.1  Overview
        3.2  Facility Requirements
             3.2.1  Primary Premise
             3.2.2  Branch Location(s)
             3.2.3  Marketing Office(s)

        3.3  Capital Requirements
        3.4  Equipment and Capabilities
        3.5  Ground Support Equipment (GSE)
        3.6  Test Equipment Stands and Adapters
        3.7  Multi-Engine Facilities
        3.8  Lease and Rental Assets
        3.9  Remanufactured Engines/Modules
        3.10 Right to Purchase Displaced Products

Article 4. Allison Responsibilities

        4.1  Overview
        4.2  Products, Modules and Parts Available to Authorized
             Maintenance Center
             4.2.1 Authorized Maintenance Center's Orders for Products, Modules and Parts





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                4.2.2  Excusable Delay or Failure to Fill Orders or Accept
                       Shipment
                4.2.3 Changes in or Discontinuance of Products, Modules and Parts
        4.3  Component Repair
        4.4  Technical and Engineering Assistance
        4.5  Advertising Programs and Marketing/Promotion Materials
        4.6  Evaluation of Authorized Maintenance Center Business
             Operation(s)

Article 5. Authorized Maintenance Center Responsibilities

        5.1  Overview
        5.2  Maintenance Philosophy
        5.3  Service of Products, Modules and Parts
        5.4  Repair of Products and Modules
        5.5  Overhaul of Products and Modules
        5.6  Authorized Maintenance Center Locations
        5.7  Customer Support Responsibility
        5.8  Customer Support Standards
        5.9  Modules and Parts
        5.10 Component Repair
        5.11 Administration
                5.11.1  Sales Promotion Standards
                5.11.2  Charges for Rework
                5.11.3  Marketing and Sales Organizations
                5.11.4  Maintenance Services Organization
                5.11.5  Invoicing
                5.11.6  Customer Support Performance Requirements
                        5.11.6.1  Adjustments-Warranty, Policy,
                                  Campaign and Special Programs
                        5.11.6.2  Maintenance Service
                        5.11.6.3  Overhaul Service
                        5.11.6.4  Rework of Parts
                        5.11.6.5  Unit Exchange Program
                        5.11.6.6  Field Service
                5.11.7  Customer Technical Assistance
                5.11.8  Customer Complaints
                5.11.9  Records
                        5.11.9.1  Customer Records





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                          5.11.9.2   Quarterly Summary Reports
                          5.11.9.3   Warranty(ies) Records
                          5.11.9.4   Training
                          5.11.9.5   Examination of Accounts and Records
                          5.11.9.6   Confidentiality of Authorized
                                     Maintenance Center's Accounts,
                                     Records or Data
                          5.11.9.7   Record Copies
         5.12    Warranty(ies), Policy, Campaigns, Special Programs and OCP/SPP
         5.13    Market and Sales Forecast/Usage
         5.14    Relationships with Original Equipment Manufacturers
         5.15    Disposition of Products, Modules and Parts Cores
         5.16    Training
         5.17    Financial Information
         5.18    Traceability
                 5.18.1   Overview
                 5.18.2   Information to be Traced
                 5.18.3   Reporting
                 5.18.4   Information Timing
                 5.18.5   New Modules and Parts
         5.19    Marketing and Sales
         5.20 Establishment of Additional Authorized Maintenance Center Branch Location(s) as Directed by Allison
         5.21    Business Operations Hours of Availability
         5.22    Identification of Authorized Maintenance Center
         5.23    Modules and Parts Use and Representation
         5.24    Lease and/or Rental Assets

Article 6. General Provisions
         6.1     Responsibility for Authorized Maintenance Center's Commitments
         6.2     Manuals, Bulletins and Technical Data
         6.3     Engineering and Ground Support Equipment Drawings
         6.4     Applicable Law, Jurisdiction and Construction
         6.5     Authorized Maintenance Center is Not Agent or Legal
                 Representative
         6.6     Compliance with Government Regulations
         6.7     Notices



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         6.8     No Implied Waivers
         6.9     Confidentiality of Agreement
         6.10    Indemnity and Insurance
                 6.10.1   Indemnification by Allison
                 6.10.2   Indemnification by Authorized Maintenance Center
                 6.10.3   Product Liability
                 6.10.4   Insurance Coverage

Article 7. Warranty(ies) on Products, Modules and Parts
         7.1     Overview
         7.2     OCP/SPP Description
         7.2     OCP/SPP Coverage Summary

Article 8. Inventory of Products, Modules and Parts
         8.1     Inventory Levels
         8.2     Inventory Planning and Provisioning
         8.3     Inventory Scheduling
         8.4     Buffer and Safety Stock
         8.5     Lead Times
         8.6     Consumption Usage Data
         8.7     Additional Information

Article 9. Component Repair
         9.1     Overview
                 9.1.1    Approach
                 9.1.2    General Issues
         9.2     Grandfather Component Repairs
         9.3     Technical Coordination and Support
                 9.3.1    Candidate Part Selection
                 9.3.2    Classification and Prioritization
                 9.3.3    Repair Concept Approval
                 9.3.4    Proprietary Data
         9.4     Administrative Coordination and Support
                 9.4.1    Repair Program Coordination



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                 9.4.2    Program Funding Allocation
                 9.4.3    Publication of Processes
         9.5     Development and Qualification
                 9.5.1    Book Repairs
                 9.5.2    Request for Qualification
                 9.5.3    Development Plan
                 9.5.4    Qualification Requirements
                 9.5.5    Resource Obligations
         9.6     Repair Source Administration
                 9.6.1    Repair Source Selection
                 9.6.2    Repair Source Control
                 9.6.3    Multiple Repair Sources
                 9.6.4    Third Party Sources
                 9.6.5    Source Inspection of Repairs
                 9.6.6    Tooling and Equipment
         9.7     Quality Assurance
                 9.7.1    General Requirements
                 9.7.2    Process/Procedure Control
                 9.7.3    Quality Audits
                 9.7.4    Traceability
         9.8     Supply and Inventory Control
                 9.8.1    Core Control
                 9.8.2    Repaired Part Supply/Sales/Distribution
                 9.8.3    Repair Material

Article 10.  Prices, Payment Other Terms of Sale
         10.1    Overview
         10.2    New or Repaired Modules or Parts
         10.3    New Products
         10.4    Shipments of Modules and Parts
         10.5    Shipments of Products
         10.6    Authorized Maintenance Center Reimbursement
         10.7    Core Credit
         10.8    Exchange Credit





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         10.9    Promotional Price Discount
         10.10   Accounts Payable
         10.11   Prepayment of Logistics Services
         10.12   Late Payment Charge
         10.13   Invoices

Article 11. Taxes

Article 12.  Trademarks and Service Marks
         12.1    Ownership
         12.2    Display of Marks by Authorized Maintenance Center
         12.3    Discontinuance of Use Upon Termination
         12.4    Mark Registration by Authorized Maintenance Center
         12.5    Liability for Failure to Discontinue Use

Article 13.  Termination of Agreement
         13.1    Transactions After Termination
                 13.1.1 Termination Deliveries
                 13.1.2   Effect of Transactions after Termination
                 13.1.3   Allison's Option to Purchase
         13.2    Termination by Authorized Maintenance Center
         13.3    Termination by Mutual Agreement
         13.4    Termination for Nonperformance
         13.5    Termination Due to Certain Acts or Events
         13.6    Termination for Failure to be Licensed
         13.7    Termination by Government Action
         13.8    Responsibilities of Authorized Maintenance Center
         13.9    Payment by Allison Upon Termination of Authorized Maintenance
                 Center
         13.10   Construction of Termination Provisions
         13.11   Effect of Termination

Article 14.  Order of Precedence Article

Article 15.  Sole Agreement of Parties





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                          ALLISON ENGINE COMPANY, INC.

                      ADDITIONAL PROVISIONS APPLICABLE TO
                    AUTHORIZED MAINTENANCE CENTER AGREEMENT

ARTICLE 1. DEFINITIONS

1.1      ACCOUNT REPRESENTATIVE
         The individual assigned by the Parts Distribution Center who is an Allison Employee and serves as the focal point for all Module and Part related issues.

1.2      AGREEMENT
         The Authorized Maintenance Center Agreement, including the principle Agreement that is executed by Authorized Maintenance Center and Allison, the Policy Manual, the Additional Provisions, the Statements and all related agreements and addenda as referenced in this Agreement.

1.3      ALLISON
         Allison Engine Company, Inc., also known as Allison Engine Company.

1.4      ALLISON RESIDENT MANAGER
         An Allison employee, who may be assigned at the Authorized Maintenance Center's Primary Premise, whose functions may include coordination, Warranty(ies) review and administration, and overall support of the Maintenance Services being provided by the Authorized Maintenance Center on the Items.

1.5      APPLICATION FOR ADJUSTMENT (AFA)
         A serialized, preprinted form to be utilized by the Authorized Maintenance Center to submit specific information to Allison in support of a Claim for a particular Customer, or for the Authorized Maintenance Center directly. Where compatible and available, the AFA or an equivalent document may be obtained and submitted electronically through the EDI system.





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1.6      AUTHORIZED/AUTHORIZATION
         When used in conjunction with another defined or undefined word or phase, Authorized denotes approval in writing by Allison. Authorization indicates Allison has Authorized the activity.

1.7      AUTHORIZED MAINTENANCE CENTER
         An independently owned and operated business entity which has been selected and is signatory to this Agreement.

1.8      AUTHORIZED MAINTENANCE CENTER ADMINISTRATOR
         Allison employee(s) who will assist in administration of this Agreement, Authorized Maintenance Center Policy Manual and provide assistance to the Authorized Maintenance Center network.

1.9      AUTHORIZED MAINTENANCE CENTER POLICY MANUAL (POLICY MANUAL)
         The manual identified throughout this Agreement, furnished and owned by Allison and provided to the Authorized Maintenance Center under the terms of this Agreement. The Policy Manual may be modified from time to time by Allison. It sets forth the policies and procedures that shall be observed by Allison, the designated Product, Module, Part source(s) and the Authorized Maintenance Center in matters relating to: facilities, equipment requirements, processes, Maintenance Services, Component Repair, distribution, marketing, sales, administration of Items, and the treatment of Customers utilizing the Items.

1.10 AUTHORIZED MAINTENANCE CENTER PRIMARY PREMISE, BRANCH LOCATION(S), AND MARKETING OFFICE(S) STATEMENT
         An Agreement attachment identifying the specific facilities and geographic location(s) (including country listing) of the Authorized Maintenance Center's Business Operations, which has been approved by Allison and includes the Authorized Maintenance Center's Primary Premise, Branch Location(s) and Marketing Office(s).





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1.11     BOOK REPAIR
         Repair of a Candidate Part, where the Repair Process is usually within the normal capabilities of the industry(ies) operating within the Service, Repair or Overhaul business areas. Examples are detailed in the Policy Manual. Book Repairs will be approved by Allison and are generally consistent with the Component Repair Plan.

1.12     BRANCH LOCATION(S)
         A facility, including equipment and tooling, owned in whole or in part by the Authorized Maintenance Center which performs all or part of the Business Operations and is Authorized to operate within a specific Region of Responsibility. Such a facility must display Authorized Maintenance Center signage and Marks indicating it is Authorized.

1.13     BULLETINS
         Notices issued by Allison to Customers and Authorized Maintenance Centers pertaining to Module(s) or Part(s) issues, procedural changes, Field Service issues, interchangeability, modifications, process changes, Ground Support Equipment requirements and other Product information.

1.14     BUSINESS OPERATIONS
         The Maintenance Services, Component Repair, Embodiment of Modules or Parts, sub functions, responsibilities, operations, administration and other business activities that are contemplated by this Agreement, including certain Field Service functions and any optional activities undertaken by the Authorized Maintenance Center, provided all such activities are not in conflict with this Agreement.

1.15     CAMPAIGN
         An Allison initiated corrective action on the Product implemented at Allison's direction which may or may not be implemented by the Authorized Maintenance Center.





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1.16     CANDIDATE PART
         A Part which has been identified as Non-Serviceable which may benefit from the application of a Repair Process. Some Candidate Parts may be designated as "Restricted." Restricted Candidate Parts generally include designated gas path Parts (blades, vanes, nozzles, stators), combustion liners, fuel nozzles and integrally designated wheel/blade components.

1.17     CLAIM
         A request for consideration of Credit for work performed, Module(s) or Part(s) Embodied, or non-conforming Module(s) or Part(s) received, applied for through the use of an AFA and submitted to Allison by the Authorized Maintenance Center. A Claim may be made on behalf of the Customer or directly for the benefit of the Authorized Maintenance Center.

1.18     CLASSIFICATION
         The activity by which a Repair concept is categorized based on its inherent complexity, technical content, and process critically. The two (2) primary Classification categories are Book and Critical.

1.19     COMMERCIAL ENGINE BULLETIN (CEB)
         Documents issued by Allison to notify Customers and Authorized Maintenance Centers of:

         1. Modifications to the Engine which affect performance, improve reliability, increase safety, provide economy and/or facilitate maintenance operation;

         2. Substitution of one Part with another superseding Part only when it is not completely interchangeable both functionally and physically, or when the change is sufficiently urgent or critical that special scheduling or record of accomplishment is required;

         3. Substitution of one imbedded software program by another which changes equipment function and Part number of the programmed memory device, requiring a record of accomplishment;





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         4.      Special inspections/checks required to maintain the Engine or accessories in safe operating condition;

         5. Reduction or extensions of existing Parts' life limits or establishment of first time Part's life limits; and

         6.      Engine conversion(s) instructions.

1.20     COMPONENT REPAIR
         The application of a Repair Process to a Candidate Part to reestablish its Serviceable status, as controlled by the CRP. A Component Repair can be classified as either a Critical Repair or Book Repair. Sub-detail pieces of the Candidate Parts are typically used in the Repair Process. The necessary Quality of Component Repairs and associated workmanship is characteristically not present at Customer facilities, but is usually available at facilities as contemplated by the Authorized Maintenance Center.

1.21      COMPONENT REPAIR COMMITTEE (CRC)
          The committee organized to develop and coordinate the CRP. The CRC will be chaired by Allison, and representatives from the Authorized Maintenance Center network may participate.

1.22      COMPONENT REPAIR PLAN (CRP)
          A comprehensive master document which outlines the Component Repair related activities, specific goals/objectives and provides the overall framework on how Component Repairs will be coordinated for the Product. The CRP will be updated as required to meet the changing market, Customer and Product requirements. Individual Part CRPs may be generated for the individual Parts as required, and would be consistent with the master CRP. The CRP will be developed by Allison generally in conjunction with the Authorized Maintenance Center.

1.23      COMPONENT REPAIR PROGRAM COORDINATOR
          An Allison employee who is designated as the lead individual for identification of Component Repair opportunities for Candidate Parts as defined within the CRP. The Component Repair Program Coordinator is the chairperson of the CRP.





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1.24     CORE
         Any Non-Serviceable Item which may be considered a Candidate Part and may be subject to Component Repair through an Authorized Repair Process at an Authorized Repair Source. Certain Cores policy may be identified in the relevant controlling documents, e.g., OCP/SPP agreement.

1.25     CORE CREDIT
         A monetary value assigned to a Core which may be Credited to the Owner or Operator upon Core delivery to Allison, the Authorized Maintenance Center, or to an entity designated by Allison. Core Credit will be established by Allison, consistent with the CRP and Candidate Part and in certain instances, Core Credit may be adjusted to address the potential Cores' inventory costs.

1.26     CREDIT
         A monetary adjustment to an account or an exchange of Module(s) or Part(s). Credits could exist between Allison and the Customer, Allison and the Authorized Maintenance Center, an entity designated by Allison and the Authorized Maintenance Center or the Authorized Maintenance Center and a Customer.

1.27     CREDIT MEMORANDUM
         A document issued by Allison identifying the final position of Allison on any Credit with regard to a specific Claim.

1.28     CRITICAL REPAIR
         A Component Repair of a Candidate Part where the Repair Process alone, or in conjunction with the Candidate Parts' characteristics, requires a high level of technical capability and engineering control to ensure reliability and/or safety. Also, a Critical Repair exists when process related aspects are beyond normal industry standards in the area of capability, technology, cost, or Quality assurance.

1.29     CUSTOMER
         An Operator or Owner of Item(s).  An OEM may also be a Customer.





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1.30     DATA REPORT
         Reports submitted electronically, if available, by an Authorized Maintenance Center, Customer and/or Allison employee. A Data Report is required each time an Engine, Module or Part is removed, installed or involved in an event. Data Reports, including teardown/disposition reports and build-up reports, are to be provided to Allison every thirty days, or as detailed specifically in the Agreement

1.31     DEVELOPMENT PLAN
         The planned approach(es) and/or activity(ies) involved in demonstrating and implementing a particular Repair Process(es) for a particular Candidate Part.

1.32     DIRECT MAINTENANCE COST (DMC), DIRECT OPERATING COST (DOC)
         The cost of operation and/or Maintenance of the Product as defined within the applicable Allison document(s).

1.33     ELECTRONIC DATA INTERCHANGE (EDI)
         The electronic network established by Allison to facilitate electronic communication by and among the Product, Module and Part sources, Authorized Maintenance Centers, Allison and the Customers. EDI may encompass certain proprietary systems and templates currently in use or as developed by Allison. The Policy Manual further defines the applicable standards.

1.34     EMBODIED MODULES OR PARTS (EMBODY/EMBODIMENT)
         Those Authorized Modules or Parts included in the Maintenance Service functions or Component Repair functions performed by the Authorized Maintenance Center.

1.35     ENGINE
         An Engine may be referred to as the Product. The specific Engine(s) applicable to this Agreement are defined in the Product Statement(s) attached to this Agreement.

1.36     EVENTS
         Repair, Service or Overhaul requirements as identified by a specific Product based on Customer input, Product reliability , Module and/or Parts usage/scrap rates, operating profiles and other indicators. The Events will be used as an inventory planning element by Allison and the Authorized Maintenance Center. Events data is supplied to Allison by the Authorized Maintenance Center.







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1.37     EVENT KITS
         An Authorized Maintenance Center's listing of Modules and Parts which, in total, represent the average mix of Authorized material to satisfy 75-85% of the requirement for the particular Event. Event Kits are specific to both the Authorized Maintenance Center and the Product and their content will be adjusted to compensate for reliability, Component Repairs and other such changes. Event Kit information is supplied to Allison by the Authorized Maintenance Center.

1.38     EXCHANGE CREDIT
         A value assigned to a Candidate Part, Core or LRU when submitted in conjunction with the purchase of a like or similar new or Repaired Part. An Exchange Credit may or may not be the same as a Core Credit.

1.39     EXCESS MODULES AND PARTS
         Modules and Parts inventory, as purchased directly from Allison or it's designee, which is excess to the Authorized Maintenance Centers' needs and as further detailed in the Agreement and Policy Manual

1.40     FEDERAL AVIATION ADMINISTRATION (FAA) DIRECTIVES
         Specific directives issued by the FAA pertaining to the operation, safety, maintenance, Service, Repair or use of Items.

1.41     FIELD SERVICE
         Service or Repair functions including Embodiment of Modules or Parts, performed by an Authorized Maintenance Center outside the Primary Premise and/or Branch Location(s). Authorized Maintenance Center supplied Field Service may be a direct result of: (1) Customer request, (2) Warranty or OCP/SPP obligations, (3) Authorized Maintenance Center/Customer contract requirement or 4) correct a defect in material or workmanship.

1.42     GRANDFATHER COMPONENT REPAIR
         Component Repairs, which are utilized by the Authorized Maintenance Center at the time of the Agreement signing and which may differ from and are beyond the scope of Allison's published maintenance documentation.





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1.43     GROUND SUPPORT EQUIPMENT (GSE)
         Test equipment and tools designed, developed and distributed by or for Allison for use on Items.

1.44     INSPECTION SYSTEM
         An established inspection approach where specific procedures and policies meet or exceed Allison's requirements.

1.45     ITEM(S)
         Authorized Products, Modules and/or Parts purchased from Allison or a source designated by Allison.

1.46     LINE REPLACEMENT UNITS (LRUs)
         Accessories, Module(s) and Part(s) which can be readily changed on the Product during line maintenance operations.

1.47     LOGISTICS COMPANY
         An independent entity contracted by Allison to perform Item logistic functions including, but not limited to, transportation, customs, document tracking and Customer delivery.

1.48     MAINTENANCE SERVICES
         Those actions required for restoring or maintaining an Item(s) in Serviceable condition, including the Service, Repair, Overhaul, inspection, determination of condition and Authorized testing functions as performed by the Authorized Maintenance Center per the established Quality system at the Primary Premise and Branch Location(s).

1.49     MANUALS
         Technical documents prepared and distributed by Allison. Select Manuals may be owned by Allison and provided to the Authorized Maintenance Center per the terms and conditions of this Agreement or a separate bailment agreement. The Manual, Catalog and Price List, an attachment to this Agreement, identifies the Manuals available to the Authorized Maintenance Center.





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1.50     MARKETING OFFICES(S)
         Office(s) approved by Allison in which the Authorized Maintenance Center markets the Maintenance Services and Embodiment functions available from its Primary Premise and Branch Location(s) to Customers worldwide. Marketing Offices are generally located outside the assigned Region of Responsibility, and may not perform Business Operation(s) other than the marketing of their services.

1.51     MARKS
         The various trademarks, service marks, names and designs owned by Allison or its affiliated companies which may be used by the Authorized Maintenance Center per the terms and conditions of this Agreement. These Marks represent the goodwill and established reputation of Allison and are only offered by Allison to a select set of independent companies who undertake to perform the Authorized functions as contemplated by this Agreement.

1.52     MODULE(S)
         A combination of new, used or Overhauled assemblies, subassemblies and Parts, contained in one package, or so arranged as to be installed during a Maintenance Service action. Any level of hardware assembly, i.e., Module, Part or system, marketed by Allison in connection with Products and Parts. Modules are identified within the applicable Module and Parts Statement(s).

1.53     MODULES AND PARTS STATEMENT(S)
         The Agreement attachment which identifies the Authorized Modules, Parts and Ground Support Equipment that may be purchased from Allison by the Authorized Maintenance Center pursuant to the terms and conditions of this Agreement and/or Terms of Sales Statement(s). The Statement(s) may be amended from time to time.

1.54     NON-AUTHORIZED
         Non-Authorized or Unauthorized when used in conjunction with third party, Repair Source, Maintenance Service, Item, Embodiment, Part, Module, Product or any other defined or undefined word or term, denotes the subject referenced is not approved by Allison and is neither compliant with, nor approved under, this Agreement.





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1.55     NON-SERVICEABLE
         An Item which, in its current condition, does not meet Allison's specifications and may not be used in a Maintenance Services function.

1.56     OBSOLETE PART(S)
         Parts purchased from Allison which remain in the Authorized Maintenance Center's inventory and can no longer be used in any application due to supersedure resulting from a must conform Bulletin change. Superseded Parts which can be reworked into a Serviceable Part are not considered Obsolete Parts.

1.57     ON-CONDITION
         A primary maintenance process and philosophy employing repetitive inspection(s) and/or test(s) to determine the Serviceable status of the Items or portions thereof (corrective action is taken when required by Item condition).

1.58     OPEN AREA
         A geographic region and associated countries where the Authorized rights for Maintenance Services, Component Repair, and associated placement of an Authorized Maintenance Center has not been fulfilled at the time of execution of this Agreement.

1.59     OPERATING COST PROGRAM (OCP) or SERVICE PROTECTION PLAN (SPP)
         A contracted program covering specific Product costs associated with the operation and maintenance of the Product. The program is a stand-alone agreement between Allison and certain Customers. The Authorized Maintenance Center network may be contracted to perform certain Maintenance Services on OCP or SPP Products, Modules and Parts under contract with Allison. Further definition of OCP or SPP is contained within the relevant Allison documents.

1.60     OPERATOR
         An entity which to operates or is in control of the use of a Product, Module or Part.





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1.61     ORIGINAL EQUIPMENT MANUFACTURER (OEM)
         Any manufacturer of aircraft, equipment, or a conversion facility which has been certified to install and/or resale the Product. An OEM may have the right to market select Allison Authorized Products, Modules or Parts and its distribution or dealer organization may have certain Service, Repair or Field Service rights.

1.62     OVER-THE-COUNTER
         Sale(s) of Modules and Parts by Allison, an Allison designated entity and/or Authorized Maintenance Center to a Customer in support of 1) line maintenance, 2) scheduled Service and 3) certain Service or Repair functions.

1.63     OVERHAUL (RECONDITION)
         The work necessary to return an Item to the highest standard(s) specified within the relevant controlling document(s) or Manual(s) as issued Authorized, approved and/or bailed by Allison. Overhaul usually involves Critical Repair/testing and is generally limited to performance by Authorized Maintenance Centers and Allison.

1.64     OVERSHIPMENT
         Items received by the Authorized Maintenance Center in excess of the quantity ordered by the Authorized Maintenance Center or the quantity invoiced by Allison.

1.65     OWNER
         An entity which is the legal owner of record of a Product, Module or Part.

1.66     PART(S)
         One piece, or two or more pieces, joined together and not normally subject to disassembly without destruction of designed use. Parts may be new, used or Repaired and are marketed by Allison in connection with Products and/or Modules. Parts are listed in the current Product, Module and Parts Price List, and associated supplements thereto. Parts are identified within the Modules and Parts Statement(s).





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1.67     PERFORMANCE AND ASSESSMENT REPORT
         Report prepared by Allison within thirty (30) calendar days following a performance and assessment audit. The Report contains a summary of the audit findings of the Maintenance Services and identifies Allison improvement recommendations and non conformance collective action requirements. The areas of evaluation are business and administration, maintenance services, business operations, customer support, technical, Quality and other operations.

1.68     POLICY
         A directive issued by Allison with regard to the handling of a specific Product situation(s). Generally, Policy issues are not covered under a specific Warranty. The Policy will, in most instances, be communicated via a letter or Bulletin.

1.69     PRIMARY PREMISE
         The main facility, including equipment and tooling, solely owned by the Authorized Maintenance Center, performing the total Business Operations as Authorized by Allison under the terms and conditions of this Agreement. The Authorized Maintenance Center's approved Primary Premise is the single point of contact with Allison.

1.70     PRODUCT(S)
         The words Product and Engine, for the purpose of this Agreement, are synonymous. Products are identified in the Product Statement(s).

1.71     PRODUCT, MODULES AND PARTS PRICE LIST
         A list identifying the Product, Module and Part nomenclature, identification numbers, descriptions as required, selling prices and associated lead times along with other pertinent information, generally published annually by Allison and updated from time to time.

1.72     PRODUCTS STATEMENT(S)
         The Agreement attachment which identifies the Product(s) that may be purchased from Allison or its designated source(s) by the Authorized Maintenance Center pursuant to the terms and conditions of this Agreement and the Terms of Sale Statement(s). The Statement(s) may be amended from time to time by Allison.





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1.73     PROMOTIONAL PRICE DISCOUNTS
         Discounts on Allison Modules or Parts provided exclusively to Authorized Maintenance Center in recognition of their Embodiment, Maintenance Services, inventory responsibilities or other special situations as identified by Allison.

1.74     QUALIFICATION/QUALIFIED
         The activity and associated acceptance criteria directed at validating the capability of a Repair Source to implement and apply a specific Repair Process to accomplish a specific Component Repair. Qualification (or Qualified) may also apply to the successful demonstration and validation of a specific Repair Process(es), regardless of Repair Source considerations.

1.75     QUALITY SYSTEM OR QUALITY
         An established Authorized Maintenance Center program utilizing recognized Quality procedures and policies which meet or exceed Allison's requirements and the requirements of any regulatory body having jurisdiction.

1.76     RECORDS
         Documents including, but not limited to, Data Reports, Customer directories, Maintenance Services, Component Repair, Qualification, Development Plan, Product delivery history, quarterly summary reports, payment and credit history, training, Modules and Parts inventory status and usage, and AFA applications for Warranty, Policy, Campaigns and OCP/SPP. Records must be retained either electronically or in hard copy for six (6) years, or longer if required by a regulatory body.

1.77     REGION OF RESPONSIBILITY
         The geographic area and associated list of countries and/or territories described in the Region of Responsibility Statement(s) attached to this Agreement.

1.78     REMANUFACTURED ENGINES/MODULES
         The Overhaul and conversion of an Engine/Module from one Product application to another. Authorized Maintenance Centers must receive Authorization prior to conversion from one Product application to another. An example not Authorized is a T56 aircraft engine being converted to an industrial engine. An example of an Authorized conversion would be an upgrade of a Model 250 Series I to Series II engine.





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1.79     REPAIR(S)
         To make an Item Serviceable by replacing failed or damaged Modules or Parts with new, used or Repaired Modules or Parts.

1.80     REPAIR PROCESS
         Defined and fully documented sequence of events which, when properly performed, result in restoring a Non-Serviceable Item to Serviceable status. Proprietary or licensable sub-processes may or may not be involved.

1.81     REPAIR SOURCE
         Manufacturing process or facility source selected and Authorized to perform Allison approved Component Repair(s) utilizing an approved Repair Process.

1.82     REPAIRED PART
         A Part that has undergone Component Repair whereby the final Part is Serviceable.

1.83     REQUEST FOR QUALIFICATION
         Formal request submitted by an Authorized Maintenance Center to be appointed as a Repair Source for Critical Repair. Specific format and content of a Request for Qualification is more fully defined in the Policy Manual.

1.84     SECOND LEVEL ENTITY
         An organization or business structure which serves a second tier distribution or marketing function and generally would be in conflict with this Agreement.

1.85     SERVICE
         An act of replenishment for the purpose of maintaining the inherent design operating capability of an Item in compliance with Allison recommendations. Certain Service functions may be performed in a non-shop atmosphere (Field Service). For the purpose of this Agreement, Service is meant to denote work performed in the Authorized Maintenance Center's Primary Premise or Branch Location(s).

1.86 SERVICE INFORMATION LETTER (SIL) or COMMERCIAL SERVICE LETTER(CSL) Documents issued by Allison to provide Customers and Authorized Maintenance Centers with information such as the following:





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         1.      To discuss field problems and to highlight information in
                 existing documentation as well as detailing upcoming revisions to published documents;

         2. To notify Customers of interchangeable or Part numbers changes which have no effect on aircraft or equipment safety, performance, maintainability and reliability;

         3.      To provide preliminary information of a forthcoming Bulletin;

         4. To notify Customers of available or forthcoming vendor modifications; and

         5. To notify Customers of changes in Part material finishes, protective coatings, etc.

1.87 SERVICE PARTS DISTRIBUTION CENTER OR PARTS DISTRIBUTION CENTER Allison or its designated source(s) which distributes Items and other hardware, accessories or equipment as directed and Authorized by Allison. Service Parts Distribution Center will operate under contract to Allison, and will not compete for Maintenance Services, including Embodiment, as contemplated by this Agreement.

1.88     SERVICEABLE
         Classification of a Module or Part, whether new, used or Repaired, which in its current condition meets Allison specifications and may be used in a Maintenance Service function.

1.89     SHIP PROMISE DATE
         The date on which Allison plans to ship the ordered Products, Modules and Parts. Typically, the Ship Promise Date equates to the order acceptance date plus the published or quoted lead time for the respective Product, Module or Part.





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1.90     SPARE ENGINE

         An Engine sold by Allison for purposes other than permanent installation in OEM equipment. Authorized Maintenance Centers may purchase a Spare Engine only for use as a lease, rental asset or Unit Exchange and are not permitted to resell to Customers except as specifically directed in writing by Allison or as permitted by the terms and conditions of the Agreement, including the Product Statement(s) and/or Terms of Sale Statement(s). Spare Engines cannot be procured for disassembly into Modules and Parts.

1.91     SOURCE INSPECTION
         The final acceptance inspection of a Candidate Part undergoing Critical Repair at the Repair Source.

1.92     SURCHARGE
         A fee levied by Allison and paid by the Authorized Maintenance Center for a specific Module or Part, or a inventory level of Modules or Parts when the Authorized Maintenance Center has not provisioned as detailed in the Agreement, at an annualized level acceptable to Allison, but generally at least 75% of the dollar value attained by multiplying the number of Events by the respective Event Kits. Surcharge, at Allisons discretion, may be assessed at the end of a calendar year assuming the expected dollar value cannot be determined until that time. Surcharges will be debited to the Authorized Maintenance Center.

1.93     SURPLUS (MODULES AND PARTS)
         Modules and Parts inventory, as purchased directly from Allison or its designee which is in excess of the Authorized Maintenance Center needs pursuant to provisioning/inventory conference and the terms and conditions of the Agreement and the Policy Manual.

1.94     TERMS OF SALE STATEMENT(S), (TSS)
         Statements furnished by Allison to the Authorized Maintenance Center as an attachment to this Agreement setting forth the terms and other provisions that apply to sale, distribution and/or marketing of Items, as modified by Allison through amended TSSs, revision sheets or in a new and superseding TSS.





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1.95     TEST SPECIFICATIONS
         Specifications developed and issued by Allison which delineate appropriate procedures and verification requirements with regard to specific test standards applicable to Maintenance Services or Component Repair.

1.96     TURNAROUND TIME (TAT)
         The combined calendar days required to provide appropriate Maintenance Services to make an Item Serviceable and to ship Item, excluding Customer, Allison, or Logistics Company initiated delays.

1.97     UNIT(S) EXCHANGE / EXCHANGE UNIT(S)
         Modules, subassemblies or Parts in Serviceable condition and/or a Spare Engine which are maintained in the inventory of the Authorized Maintenance Center or an Authorized source's inventory for the purpose of being available for substitution for Non-Serviceable Items owned or operated by Customers when the Non-Serviceable Core is provided in exchange.

1.98     WARRANTY(IES)
         Statements issued by Allison providing minimum performance assurances for Items subject to governing Product design limitations and time periods of coverage of Service or Repairs by Allison.





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ARTICLE 2. REGION OF RESPONSIBILITY

2.1 AUTHORIZED MAINTENANCE CENTER PRIMARY PREMISE, BRANCH LOCATION(S), AND MARKETING OFFICE(S) OVERVIEW
         Allison has selected independently owned and operated Authorized Maintenance Centers operating from an approved Primary Premise, Branch Location(s) and Marketing Office(s) to effectively provide Authorized Maintenance Services and Embodiment functions to Customers.

2.2      AUTHORIZED MAINTENANCE CENTER'S RESPONSIBILITIES
         Authorized Maintenance Center shall have a single Primary Premise and other Branch Location(s), identified in the Primary Premise, Branch Location(s) and Marketing Office(s) Statement as necessary to provide satisfactory Customer support. All locations shall be satisfactory in appearance, adequate in size, properly equipped for the conduct of the specific Business Operation(s) contemplated at such Primary Premise and/or Branch Location(s) and consistent with reasonable facilities requirements defined within this Agreement and/or as outlined within the Policy Manual.

         Authorized Maintenance Center agrees not to change its Primary Premise or Branch Location(s) or Marketing Office(s) or the specific Business Operation(s) for which each is used without prior written approval by Allison and the execution of a new and superseding Primary Premise, Branch Location(s) and Marketing Office(s) Statement.

         Authorized Maintenance Center will conduct Business Operation(s) only at the Primary Premise or Branch Location(s) identified within the Primary Premise or Branch Location(s) or Marketing Office(s) Statement as accepted by Allison and attached to this Agreement. Authorized Maintenance Center may not conduct Business Operations or maintain a Primary Premise or Branch Location(s) outside its assigned Region of Responsibility (see addendum section of the Agreement for specific description of Regions of Responsibility).

         Marketing Offices which are located outside the Region of Responsibility may not maintain inventory of any Product, Module, Part, or maintain any facility, plant, equipment or Ground Support Equipment for performance of Maintenance Services, Component Repair and/or for Over-the-Counter sales.





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         Authorized Maintenance Center will not make any written or oral arrangement(s) or agreement(s) to consign, bail or maintain an inventory of Items or Ground Support Equipment outside their assigned Region of Responsibility.

2.3 CHANGES IN AUTHORIZED MAINTENANCE CENTER PRIMARY PREMISE, BRANCH LOCATION(S), MARKETING OFFICE(S) OR BUSINESS OPERATION(S)

         If Authorized Maintenance Center proposes to change the location of its Primary Premise, to change or add a Branch Location(s), to change or add a Marketing Office, or to modify its Business Operations at any location, Authorized Maintenance Center shall submit a written proposal to the Authorized Maintenance Center Administrator sufficient in detail to enable Allison to evaluate the proposed change(s). Allison will discuss with Authorized Maintenance Center the extent to which proposed change(s) may affect Authorized Maintenance Center's ability to fulfill its responsibilities in its Region of Responsibility as defined within this Agreement.

         Any change in the Primary Premise, the Branch Location(s), the Marketing Office(s), or the Business Operation(s) at any location by Authorized Maintenance Center approved by Allison will be reflected by the execution of a new and superseding Primary Premise, Branch Location(s) and Marketing Office(s) Statement.

         Should an Authorized Maintenance Center close, eliminate and/or significantly change the Business Operation(s) of its Primary Premise, Branch Location(s) or Marketing Office(s) without the proper disclosure of and prior written approval and Authorization of Allison, Allison may initiate action to terminate this Agreement.

2.4      FIELD SERVICE OUTSIDE REGION OF RESPONSIBILITY
         Authorized Maintenance Center is required to perform Field Services, as allowed under this Agreement, for Customers located within the Region of Responsibility. Authorized Maintenance Center is also required to provide Field Service for Customers outside the Region of Responsibility to correct a defect in material associated to a previously performed Maintenance Service.





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ARTICLE 3. FACILITIES, EQUIPMENT AND CAPITAL REQUIREMENTS

3.1      OVERVIEW

         Authorized Maintenance Center will demonstrate that its Primary Premise and Branch Location(s) have the capability (facilities, plant, equipment, tooling, and trained personnel, working capital and net worth) to provide Maintenance Services in accordance with Customer requirements and the terms and conditions of this Agreement. The Authorized Maintenance Center Primary Premise and Branch Locations will be evaluated annually by Allison and may be audited, with respect to any Allison-related activities, at any time to assure compliance with both Allison and Customer requirements. Costs of such audits are the responsibility of Allison.

3.2      FACILITY REQUIREMENTS

3.2.1    PRIMARY PREMISE

         Authorized Maintenance Center will maintain a single location which will be regarded as the Primary Premise, as identified in the attached Primary Premise, Branch Location(s) and Marketing Office(s) Statement, and be capable of providing complete Business Operations. Specific capabilities/functions which should be present at the Primary Premise include but are not limited to: Service; Repair; Overhaul; inspection; Component Repair; accessory Repair; component cleaning; nondestructive testing; rotor balancing; shipping and receiving; Product testing per Allison's correlated engines; Module testing; metallurgy laboratory; training; certain technical publications; inventory of Modules and Parts; Customer financial support; and lease/rental Products/Modules. The Authorized Maintenance Center's Primary Premise location will make available suitable office space and supporting office-related facilities (less telecommunications expenses) for an Allison Resident Manager, at no cost to Allison.

3.2.2    BRANCH LOCATION(S)

         Authorized Maintenance Center may establish Branch Location(s) in addition to a single Primary Premise in their assigned Region of Responsibility, as identified in the attached Primary Premise, Branch Location(s) and Marketing Office(s) Statement. The Branch Location(s) may provide any combination of the capabilities/functions provided by the Primary Premise; however, the Branch Location(s) will not replace nor displace the responsibilities of the Primary Premise.





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3.2.3    MARKETING OFFICE(S)

         Authorized Maintenance Center may establish Marketing Office(s) anywhere deemed necessary by the Authorized Maintenance Center, as identified in the attached Primary Premise, Branch Location(s) and Marketing Office(s) Statement, to support the Product and Customers (except as prohibited by applicable U.S. export control and other laws and regulations). The Marketing Office(s) shall not inventory Items, perform any Maintenance Services, Component Repair, technical support, or any administrative functions contemplated within the Business Operation(s) other than marketing and sales functions. The sole purpose of a Marketing Office(s) is to market and promote Authorized Maintenance Center's Primary Premise and Branch Location(s) capabilities.

3.3      CAPITAL REQUIREMENTS

         Authorized Maintenance Center shall maintain working capital and net worth in sufficient amounts to enable Authorized Maintenance Center to maintain Business Operations at the Primary Premise and any Branch Location(s) to properly satisfy Customer expectations within the Region of Responsibility consistent with the intent and purpose of this Agreement.

3.4      EQUIPMENT AND CAPABILITIES

         Authorized Maintenance Center must possess and maintain, or have access to equipment and capabilities necessary to perform Maintenance Services on the particular Product series as identified in the applicable product statement(s). The specific equipment requirements shall include as a minimum the following operations:

                 o        Parts cleaning
                 o        Fluorescent Penetrant Inspection (FPI)
                 o        Nondestructive Test (NDT) inspection
                 o        Flame metal spray
                 o        Dimensional inspection
                 o        Static/dynamic balancing
                 o        Grinding
                 o        Welding
                 o        Accessory(ies) tests (oil, fuel, pneumatic systems)
                 o Fundamental electronics repair (soldering pin replacement, etc.)
                 o        Certain machining





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                 o        Certain training
                 o        FADEC diagnostic test (as applicable to the Product)
                 o Engine test capability (Engine test cells must be correlated per Allison requirements and the Authorized Maintenance Center must have test capability as a minimum at their Primary Premise Product se

All equipment shall be maintained in good working order and operated under the applicable Quality System, consistent with Allison standards, FAA standards and compliant with regulatory requirements within the respective Region of Responsibility.

An Authorized Maintenance Center may support any Engine model for which it has an Allison-correlated Engine test stand. Each Authorized Maintenance Center must declare the series of engines for which it possesses capability at the beginning of each three year term. At least one test stand, correlated to Allison standards, must be present at the Primary Premise.

Those Authorized Maintenance Centers without Allison-correlated Engine test stands to cover the Product series identified in the Product Statement(s) must submit evidence of an Engine test cell utilization agreement with another Authorized Maintenance Center who does have an Allison-correlated Engine test stand. The agreement(s) may not be longer than eighteen (18) months in length, at which time the Authorized Maintenance Center must have a correlated Engine test capability or refrain from providing Maintenance Services on the respective Engine series.

Allison warranty and policy work, or other Allison contracted engine work that requires an Engine test will be awarded only to those Authorized Maintenance Centers who own an appropriate Allison-correlated Engine test stand for the model or series of Engine involved.

Engine test stand correlations will be handled as follows:

1. The Authorized Maintenance Center requesting correlation will be responsible for all costs associated with correlation.

2. The Authorized Maintenance Center requesting correlation will supply the correlation Engine.





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3.       The Authorized Maintenance Center will operate the test stand with its
         Engines, obtaining relevant operating data. The Engine and data will be forwarded to Allison for a performance run and associated cross-data evaluation.

4. An Authorized Maintenance Center with test stand(s) which are already correlated will recorrelate when:

         a.) It has reason to believe a correlation is necessary to restore test stand accuracy.

                                       OR
         b.) Allison demands a recorrelation because of Customer complaints or concerns about a test stand and associated Engine performance while operating on said test stand

3.5      GROUND SUPPORT EQUIPMENT (GSE)
         The Authorized Maintenance Center shall have adequate Parts and Ground Support Equipment and recommended special tools as may be necessary to enable Authorized Maintenance Center to fulfill their responsibilities under this Agreement in addition to any tools needed to train Authorized Maintenance Center personnel.

         Authorized Maintenance Center will receive the necessary GSE technical data to support Maintenance Services and Component Repair activities upon execution of this Agreement. GSE drawings are Allison proprietary and will be subject to all rights or limitations specified by Allison.

3.6      TEST EQUIPMENT STANDS AND ADAPTERS

         Authorized Maintenance Center shall develop and maintain Item test facilities capable of testing the respective Products, Modules, and Parts in accordance with the applicable Authorized Test Specifications and the Policy Manual.

3.7      MULTI-ENGINE FACILITIES

         If Authorized Maintenance Center provides Maintenance Services on engines other than the Product(s), and if facilities, equipment or associated capabilities are shared with non-Product lines, Authorized Maintenance Center will ensure the Maintenance Services and Component Repairs performed on Items are not penalized with respect to non-Product costs, including direct labor, indirect labor, and material or labor related burden(s).





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3.8      LEASE AND RENTAL ASSETS

         Authorized Maintenance Center may establish a lease/rental asset pool. The quantity of lease/rental Products/Modules will be consistent with the Customer and market requirements and subject to Allison's review and approval. Allison reserves the right to suggest additional lease/rental assets be held by Authorized Maintenance Center. Should Authorized Maintenance Center choose not to hold a quantity of lease/rental assets that Allison feels is necessary, Allison reserves the right to utilize a third party to hold the assets. Disposal, usage and/or sale of lease/rental assets shall be consistent with the instructions outlined in the Policy Manual. Certain lease or rental assets may be used on an exchange basis as Exchange Units in conjunction with Maintenance Services. Authorized Maintenance Center ownership and use of lease/rental Products or Modules and Unit Exchanges does not negate the implied Component Repair aspects of this Agreement. Specifically, both Book Repairs and Critical Repairs of these items must remain totally compliant with the terms and conditions of this Agreement.

3.9      REMANUFACTURED ENGINES/MODULES

         The Authorized Maintenance Center may Remanufacture Engines/Modules within the same Engine series. The Remanufactured Engine/Module must retain its original serial number and build configuration (an Authorized Maintenance Center may not produce its own nameplate). The Authorized Maintenance Center may only remanufacture an Engine to convert or generate a different Engine series. The Authorized Maintenance Center may not change from one Product application to another (from aircraft application to industrial application or visa versa) without prior Allison Authorization.

3.10     RIGHT TO PURCHASE DISPLACED PRODUCTS

         If Authorized Maintenance Center provides maintenance services on engines other than the Product(s), and if Authorized Maintenance Center displaces Products from an OEM application as a result of a retrofit to non-Allison engines, then the Authorized Maintenance Center must offer Allison the first option to purchase of such displaced products at the current surplus market value or at a bonified offer price.





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ARTICLE 4. ALLISON RESPONSIBILITIES

4.1      OVERVIEW

         The purpose of this Article is to define the overall responsibilities of Allison with regard to the Authorized Maintenance Center network. This Article addresses certain terms and conditions regarding Items; certain administrative functions; Allison field representation; accident investigation; mining; technical representation; promotions; and evaluation of Authorized Maintenance Center.

4.2      PRODUCTS, MODULES AND PARTS AVAILABLE TO AUTHORIZED MAINTENANCE CENTER

         Allison has furnished Authorized Maintenance Center with a Products Statement(s) and a Modules and Parts Statement(s) as attachments to this Agreement, identifying the Items available for purchase by Authorized Maintenance Center. Allison may change either Statement by furnishing Authorized Maintenance Center a superseding Statement.

4.2.1 AUTHORIZED MAINTENANCE CENTER'S ORDERS FOR PRODUCTS, MODULES AND PARTS Authorized Maintenance Center may cancel or modify purchase orders in accordance with terms and conditions set forth in the respective Terms of Sale Statement(s) attached to this Agreement, Article 8 of this Agreement, the Policy Manual or the Products, Modules and Parts Price List. Purchase orders from Authorized Maintenance Center are not binding until accepted and acknowledged by Allison.

         Acknowledgment of Authorized Maintenance Center's orders by Allison shall state the price of Items and the Ship Promise Date.

         Allison or its designated source(s) will endeavor to distribute Items in a fair and equitable manner. If production capacity of Allison's manufacturing sources or its designated sources are insufficient at any time to meet the demand for Items, Allison shall exercise its business judgment in determining which orders to accept based upon the overall worldwide demand, Authorized Maintenance Center requirements, individual Customer requirements and other specific business situations.





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4.2.2    EXCUSABLE DELAY OR FAILURE TO FILL ORDERS OR ACCEPT SHIPMENT
         Neither Allison or its designated source(s) will be liable for delays or failure to ship Items ordered by Authorized Maintenance Center, and Authorized Maintenance Center will not be liable for delays or failure to accept delivery, where such delay or failure is caused, in whole or in part, by:

         (a) Any strike or labor trouble in Authorized Maintenance Center's Primary Premise or Branch Location(s) or in the facilities of Allison, its affiliated companies or designated sources, or any suppliers;

         (b) Any shortage or curtailment of utilities, materials, transportation or labor or any shortage or damage to productive facilities;

         (c) Any act of government, including the enactment of laws or regulations or issuance of judicial or administrative injunctions or orders;

         (d)     Discontinuance of manufacture or sale by Allison; and

         (e) Any cause beyond the control or without the fault or negligence of Allison or its designated source(s) or Authorized Maintenance Center.

4.2.3    CHANGES IN OR DISCONTINUANCE OF PRODUCTS, MODULES AND PARTS
         With the exception of Items required to fill accepted orders, and/or to meet Allison's contractual obligations, Allison or its suppliers may discontinue any Item at any time without notice and without incurring any obligation to Authorized Maintenance Center and/or as noted in the Products Statement or Modules and Parts Statement.

         Allison or its suppliers may change the design or specifications of any Item at any time without notice and without incurring any obligation to Authorized Maintenance Center, including any obligation to make a similar change to any Item previously sold to Authorized Maintenance Center or ordered by Authorized Maintenance Center and not yet shipped except for "must conform" changes as directed by FAA Directives and/or "must conform" changes as directed by an Authorized Campaign.

4.3      COMPONENT REPAIR
         To ensure the Products remain successful and viable in the marketplace, Allison will participate in and support Component Repair activity for the Products during the term of this Agreement. This participation will be designed to assist in reducing the Customer's Direct Maintenance/Operating Cost (DMC/DOC).





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         Allison and the Authorized Maintenance Center mutually agree to disallow those Grandfather Component Repairs which are found to be unsafe. Grandfather Component Repairs, for non-Restricted Candidate Parts, which are based on proven technical data and have demonstrated reliable Product experience, will not be disallowed per the terms of this Agreement.

         All new and Grandfather Component Repairs, developed and applied to Restricted Candidate Parts, must be Authorized by Allison, per this Agreement.

         Allison's initial review process and plan for Grandfather Component Repairs will be in place within twelve (12) months following the effective date of this Agreement.

4.4      TECHNICAL AND ENGINEERING ASSISTANCE

         As required, Allison will furnish technical and engineering consulting services to Authorized Maintenance Center. The cost(s) of such technical and engineering services, if provided by Allison, will be paid by Authorized Maintenance Center if technical and engineering services become excessive or are not included or referenced within this Agreement. Specifically, up to two hundred (200) hours per year are available to the Authorized Maintenance Centers free of charge. Any associated costs, including but not limited to, travel, test, engineering, research and other ancillary expenses will be invoiced by Allison to the Authorized Maintenance Center. Allison will submit an invoice in the amount of its cost(s) of technical and engineering services provided, as well as any equipment supplied, if technical, and engineering service or equipment is specifically requested by Authorized Maintenance Center. Allison will provide an advance quotation detailing rates and any applicable additional cost upon receipt of a written request for technical, and engineering or equipment assistance from the Authorized Maintenance Center.





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4.5      ADVERTISING PROGRAMS AND MARKETING/PROMOTION MATERIALS
         Allison may conduct general advertising programs to promote the Items and Maintenance Service capabilities including Embodiment functions of the Authorized Maintenance Center network for the mutual benefit of the Authorized Maintenance Centers and Allison. Advertising focus on specific features, benefits, Items or specific aspects of the Authorized Maintenance Center network is solely at Allison's discretion. Unless general in nature, references to a specific Authorized Maintenance Center will be reviewed with the respective Authorized Maintenance Center prior to publication.

         Certain advertising aids, promotional aids, marketing aids and marketing/sales campaign materials may occasionally be offered to the Authorized Maintenance Centers by Allison.

4.6 EVALUATION OF AUTHORIZED MAINTENANCE CENTER BUSINESS OPERATION(S) Evaluation of Authorized Maintenance Center's performance with regard to its Business Operation(s) will be based upon standards established by Allison. Such standards shall give consideration to business forecasts, inventory planning and provisioning, Event and Event Kit forecasting, economic conditions, OEM activity, OEM outlet activity, Customer activity, as well as Records of the marketing and sale of Maintenance Services and related support activities and associated Embodiment of relevant Modules and Parts.

         In evaluating Authorized Maintenance Center's performance, Allison will evaluate the overall business and economic conditions, the availability and delivery of Products, Modules and Parts, as well as the trend over a reasonable period of time of Authorized Maintenance Center's overall Business Operation(s) performance under the terms and conditions of this Agreement.





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         Every twelve (12) to twenty four (24) months Allison will evaluate
         Authorized Maintenance Center's performance of its Maintenance Services and Component Repair functions in such areas as adequacy of facilities, tools, equipment, management, personnel, quality of workmanship, reliability of Repairs, the manner in which Authorized Maintenance Center performs its Maintenance Services, Module and Parts forecasting, Module and Parts inventory, working capital, net worth, technical expertise, Customer satisfaction, Warranty and Policy administration, and technical/engineering expertise relative to Component Repair.

         Performance and Assessment Evaluation Reports will be prepared by Allison within thirty (30) calendar days of the audit and will be furnished to and discussed with Authorized Maintenance Center. The Report will identify any action required to be taken by Authorized Maintenance Center, if necessary, to achieve satisfactory, overall performance within the appropriate time frame for compliance.

         Written comments provided by Authorized Maintenance Center to Allison concerning such Performance and Assessment Evaluation Report will become a part of the Allison Report. Action necessary to correct any deficiencies will be implemented by the Authorized Maintenance Center consistent with the collective action program(s) as identified by Allison.

         Allison may perform an audit of the Authorized Maintenance Center with at least one (1) business day notice.





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ARTICLE 5. AUTHORIZED MAINTENANCE CENTER RESPONSIBILITIES

5.1       OVERVIEW
          The purpose of this Article is to define the overall responsibilities of Authorized Maintenance Center as intended by this Agreement. This
          Article is further supplemented by the Policy Manual.

5.2       MAINTENANCE PHILOSOPHY
          Authorized Maintenance Center shall provide Maintenance Services consistent with the requirements of Customers operating in its Region of Responsibility and the terms and conditions of this Agreement.

5.3       SERVICE OF PRODUCTS, MODULES AND PARTS
          Authorized Maintenance Center shall establish and maintain the capability to Service Items in accordance with procedures and specifications established within the Illustrated Parts Catalog, Operations Manual, Operation and Maintenance Manual, Overhaul Manual, Policy Manual and any applicable letter or Bulletins.

5.4       REPAIR OF PRODUCTS AND MODULES
          Authorized Maintenance Center shall establish and maintain the capability and capacity to Repair Products and Modules within thirty
          (30) calendar days after delivery of first commercial OEM application utilizing the respective series of Product, Module or Part, or as agreed in writing by Allison. Said capability and capacity shall be in accordance with procedures developed by Allison and/or approved by Allison and appearing in the applicable provisions of the Agreement, Overhaul Manual(s), Operations Manual(s), Engine Maintenance Manual, Component Maintenance Manual(s), Policy Manual, the appropriate CEBs and CRP. As applicable, Allison will provide the Authorized Maintenance Center with Manual(s) and Bulletin(s) drafts prior to or at the time of publication.





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5.5      OVERHAUL OF PRODUCTS AND MODULES
         Authorized Maintenance Center shall establish and maintain the capability to Overhaul Items within thirty (30) calendar days after delivery of first commercial OEM application utilizing the respective Item, or as agreed in writing by Allison. Said capability shall be in accordance with procedures and specifications set forth in Policy Manual, Overhaul Manual, Engine Maintenance Manual, Component Maintenance Manual(s), Critical Repair Manual, Operations Manual, appropriate revisions and any applicable Bulletins. As applicable, Allison will provide the Authorized Maintenance Center with Manual(s) and Bulletin(s) drafts prior to or at the time of publication.

         The minimum Overhaul capability will be sufficient to meet or exceed the Customer's requirements within Authorized Maintenance Center's Region of Responsibility. Certain Overhaul activities may be subcontracted to third parties consistent with the appropriate conditions as detailed within the Policy Manual, Overhaul Manual, Operations Manual, Engine Maintenance Manual, Critical Repair Manual and the CRP.

5.6      AUTHORIZED MAINTENANCE CENTER LOCATIONS
         Concurrent with the execution of this Agreement, Authorized Maintenance Center and Allison have executed a Primary Premise, Branch Location(s) and Marketing Office(s) Statement which identifies the Authorized Maintenance Center locations and premises, whether they are owned or leased, and the purposes for which each of such premises shall be used. Authorized Maintenance Center agrees not to change the premises or the purposes for which each is used without the prior written approval of Allison, and the execution of a new and superseding Primary Premise, Branch Location(s) and Marketing Office(s) Statement. Authorized Maintenance Center will not conduct any of its Business Operations, under this Agreement, at locations, other than those identified in the Primary Premise, Branch Location(s) and Marketing Office(s) Statement, without the prior written approval of Allison.

5.7      CUSTOMER SUPPORT RESPONSIBILITY
         In fulfilling its responsibilities as contemplated by this Agreement, Authorized Maintenance Center will be responsible for conforming to the policies and procedures established in the Policy Manual, Bulletins and to the requirements of any government agency having jurisdiction over Authorized Maintenance Center and its Business Operations.





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          In compliance with the purpose, objectives and terms and conditions of this Agreement, Authorized Maintenance Center shall be responsible for providing Maintenance Services to Customers operating in its Region of Responsibility utilizing only Authorized Items.

          Authorized Maintenance Center's responsibility for Maintenance Services on Items shall include, without limitation, performance of or providing Business Operations which are structured to accomplish the following:

             o Service, Repair and Overhaul of Products, Modules and/or Parts within the Primary Premise and/or Branch Location(s)
             o   Component Repair at the Primary Premise and/or Branch
                 Location(s)
             o Inventory of Modules and Parts consistent with forecasted Events/Event Kits
             o   Embodiment of Modules and Parts
             o   Repairs covered under Warranty
             o   Repairs covered under OCP/SPP
             o   Lease/Rental Assets
             o   Field Service Support

5.8       CUSTOMER SUPPORT STANDARDS
          Authorized Maintenance Center shall perform its Customer support responsibilities under this Agreement in a good and workmanlike manner and in accordance with: 1) applicable provisions of the Policy Manual
          2) applicable provisions of the Manuals, technical data and Bulletins,
          3) any applicable requirements of government authorities 4) any specific unique instructions for a particular Maintenance Services function that may be furnished to Authorized Maintenance Center by Allison, 5) the policies of the applicable industry standards, 6) representation of the Marks, and 7) consistent with the expressed terms and conditions of this Agreement.





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5.9      MODULES AND PARTS
         Authorized Maintenance Center is expected to maintain an adequate inventory of Authorized Modules and Parts for its use in Embodiment during Maintenance Services. Use of Non-Authorized parts supplied directly or indirectly by the Customer to the Authorized Maintenance Center will not be cause for termination. The Authorized Maintenance Center must advise the Customer that Allison does not warrant those Non-Authorized parts used during an overhaul or repair. Inventory levels will be based upon expected usage volumes consistent with the Product population, Product operating profiles, expected Events and associated Event Kits for those Customers in its assigned Region of Responsibility, as well as those Customers for which the Authorized Maintenance Center provides Maintenance Services outside its Region of Responsibility.

         Inventory levels necessary to support Customer requirements are further detailed in the Agreement and the Policy Manual. Should the Authorized Maintenance Center choose to pursue Over-the-Counter sales, the associated inventory levels to support Over-the Counter trade will be determined by the Authorized Maintenance Center.

5.10     COMPONENT REPAIRS
         The Authorized Maintenance Center must establish and maintain, as a minimum, the capability to accomplish Book Repairs. Additionally, the Authorized Maintenance Center is expected to support Allison's initiatives and activities relating to Component Repair.

         The Authorized Maintenance Center is required to submit a list of all proposed Grandfather Component Repairs no later than six (6) months following the effective date of this Agreement. The submittal list format and content will be adequate as to define the basic process scope and concept.

         All new or Grandfather Component Repairs for Restricted Candidate Parts, Embodied or represented to the Customer as Allison approved must be Authorized by Allison in accordance with the Agreement.

         No Component Repairs may be represented as Allison approved unless specifically Authorized by Allison.





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         The Authorized Maintenance Center may only Embody those Restricted
         Candidate Parts which were Repaired by an Allison Authorized process and source.

5.11     ADMINISTRATION

5.11.1.  SALES PROMOTION STANDARDS

         Authorized Maintenance Center will at all times maintain the highest ethical standards regarding the advertising and promotion of its Business Operations. Authorized Maintenance Center will not publish, cause to be published, or approve any advertising related to its Business Operations, Primary Premise, Branch Location(s), Marketing Office(s), any Item associated Maintenance Services nor Component Repair which misleads, deceives or misinforms prospective Customers and the general public.

5.11.2   CHARGES FOR REWORK

         Authorized Maintenance Center will not charge Customers for rework Maintenance Services or Field Service to correct improperly performed Maintenance Services or Component Repair (defect in material or workmanship as supplied directly by or contracted by the Authorized Maintenance Center, e.g., not a new Part or new Module) previously performed by that Authorized Maintenance Center. Should previously performed Maintenance Services require rework for defect in material or workmanship correction, Authorized Maintenance Center will make appropriate adjustments due the Customer or Allison (in the event it was a Warranty or OCP/SPP related Maintenance Service).

5.11.3   MARKETING AND SALES ORGANIZATIONS

         Authorized Maintenance Center shall establish and maintain marketing and sales organization(s) that include adequate, qualified staff of appropriate management and personnel to enable Authorized Maintenance Center to effectively fulfill its Business Operation(s) within its Region of Responsibility.





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5.11.4   MAINTENANCE SERVICES ORGANIZATION

         Authorized Maintenance Center shall organize and maintain a complete Maintenance Services organization, including adequate numbers of competent, Allison trained managers, technicians and personnel to fulfill the Service, Repair, Overhaul and Component Repair obligations, consistent with the Customer's maintenance philosophy, Item populations, Product usage within its Region of Responsibility and the Authorized Maintenance Center overall Business Operations strategy(ies).

5.11.5   INVOICING

         Authorized Maintenance Center will provide Customers with invoices covering the details of any and all Maintenance Services or Component Repair performed or supplied on Customer's Items. Invoice detail required to be supplied to Allison must include at least the following:

             o   New Modules or Parts
             o   Repaired Modules or Parts
             o   Used Modules or Parts
             o   Labor
             o   Fuel and OH
             o   Outside Services
             o   Miscellaneous
             o   Warranty Adjustment (if Applicable)
             o   OCP/SPP Adjustment (if Applicable)

         To the extent possible, all serialized and traceable Items will be identified by serial number or the appropriate controlling number(s) on all invoices. Invoice details will be required to be submitted to Allison for all AFA claims and/or OCP/SPP work performed as detailed in the Policy Manual. Should Allison develop a standardized invoice format, Authorized Maintenance Center will undertake to utilize the standardized invoice for Customer transactions. To the extent capability exists, invoices will be generated electronically within the EDI network. Customer invoice detail supplied to Allison by Authorized Maintenance Center, in accordance with the terms of this Article, will not be revealed to any other Authorized Maintenance Center. Collection of invoice detail by Allison is for support of the AFA process and to optimize the customer data base. It is not Allison's intention to utilize invoice detail in an effort to compete with the Authorized Maintenance Center.





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5.11.6   CUSTOMER SUPPORT PERFORMANCE REQUIREMENTS
         In fulfilling its Customer Support responsibilities under this Agreement, Authorized Maintenance Center will be responsible for conforming to the policies and procedures established in the Policy Manual and to the requirements of any regulatory agency having jurisdiction over Authorized Maintenance Center.

         In furtherance of the purposes and objectives of this Agreement, Authorized Maintenance Center shall be responsible for providing prompt, efficient and courteous Customer support to Owners and Operators of Products. Authorized Maintenance Center's Customer support responsibilities shall include performance of Services as described in the applicable Policy Manual. Authorized Maintenance Center's responsibility for Product support on all Products shall include, without limitation, performance of the following obligations.

5.11.6.1 ADJUSTMENTS - WARRANTY, POLICY, CAMPAIGN AND SPECIAL PROGRAMS Authorized Maintenance Center will deliver or have delivered a copy or copies of the applicable Product Warranties and will fully explain or have explained the provisions thereof to each Customer to whom an Item is delivered in the Region of Responsibility.

         Authorized Maintenance Center will perform, in accordance with the applicable provisions of the Policy Manual, or Bulletins furnished by Allison to Authorized Maintenance Center, (a) Warranty Repairs on Products and Parts qualifying under the provisions of any Warranty furnished thereon by Allison and (b) Policy adjustments approved by Allison, and (c) Campaign inspections and corrections directed by Allison to which Authorized Maintenance Center has met the engine test criteria.

         For Authorized Maintenance Center's performance of (a), (b) and (c) above, Allison will either provide or pay Authorized Maintenance Center for Items and labor. Such payment for Items and labor will be made in accordance with applicable provisions of the Policy Manual. Authorized Maintenance Center will not charge any Customer for Services performed by Authorized Maintenance Center for which Authorized Maintenance Center will be reimbursed by Allison.





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5.11.6.2 MAINTENANCE SERVICE
         Authorized Maintenance Center shall provide prompt, efficient and courteous Maintenance Services to Customers located in its Region of Responsibility. Authorized Maintenance Center will provide their Customers with itemized invoices covering the details of the Maintenance Services performed.

5.11.6.3 OVERHAUL SERVICE
         Authorized Maintenance Center will establish and maintain a capability for Overhauling Products, Modules and Parts in accordance with the procedures and specifications set forth in the Allison Overhaul Manuals.

5.9.11.4 REWORK OF PARTS
         Authorized Maintenance Center shall establish and maintain a capability to rework Parts using equipment and procedures recommended in the applicable provisions of the Overhaul Manual and Operations (and Maintenance) Manual.

5.11.6.5 UNIT EXCHANGE PROGRAM
         Authorized Maintenance Center shall develop a Unit Exchange program which will adequately support the requirements of Customers within Authorized Maintenance Center's Region of Responsibility. The inventory levels will be mutually agreed upon between Allison and Authorized Maintenance Center, consistent with Authorized Maintenance Centers' Customers within the Region of Responsibility, Events, Event Kits, Modules and Parts forecast, this Agreement, Authorized Maintenance Center Repair TAT, actual Customer's Item usage patterns, the Authorized Maintenance Centers' involvement in Component Repair and the applicable provisions outlined in the Policy Manual. Annual updates will reflect adjustment of succeeding annual forecast levels based on past Module and Parts' actual usage levels, economic conditions and other significant business factors.

5.11.6.6 FIELD SERVICE
         Authorized Maintenance Center must provide Field Service for Allison Products operating in its Region of Responsibility. This requirement does not apply to the 501-K series Engines except for those instances where a Field Service action is required to correct a defect in material or workmanship associated to a previously performed Maintenance Service by the Authorized Maintenance Center.





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          Additionally, the Authorized Maintenance Center must perform Field
          Service(s) for Customer(s) outside its Region of Responsibility on Items which Authorized Maintenance Center previously performed Maintenance Services. Modules, Parts or GSE must be transported to the Customer's site as GSE, Modules and Parts and may not be permanently located anywhere outside the Authorized Maintenance Center's Region of Responsibility in support of Field Service for the Model 250 series engines.

5.11.7    CUSTOMER TECHNICAL ASSISTANCE
          Upon request by Allison, Authorized Maintenance Center will provide assistance for accident investigations, and other instances in which Authorized Maintenance Center may have had involvement.

          Authorized Maintenance Center is responsible for providing technical assistance to all Customers in its Region of Responsibility, as well as technical assistance for any Items on which the Authorized Maintenance Center previously performed Maintenance Services.

5.11.8    CUSTOMER COMPLAINTS
          Authorized Maintenance Center will receive, investigate and handle complaints from Customers with the overall objective to secure and maintain the goodwill of the Customer and of the general public toward Authorized Maintenance Center, Allison and the Products. Complaints which are not directly attributed to the work performed or to be performed by Authorized Maintenance Center or which cannot be readily remedied by Authorized Maintenance Center or frequent complaints concerning the same problem shall be promptly identified along with relevant factual information and reported to the Allison Authorized Maintenance Center Administrator.


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5.11.9      RECORDS

5.11.9.1    CUSTOMER RECORDS
            Authorized Maintenance Center shall establish and maintain a complete directory of all Customer's Maintenance Services, Component Repair history and delivery history Record(s) on each Item handled in any fashion by Authorized Maintenance Center. Customer Records will be a part of the EDI network when economically feasible. Updates to Customer Records will be made electronically, if possible, and submitted regularly to Allison via Data Reports in accordance with the terms of Policy Manual. The Data Report will be used for Event reporting. Events include Over-the-Counter Part sales, Engine or Module buildup or teardown and Maintenance Service action pertaining to any Part. A Data Report information and training program will be provided by Allison. Record updates will be made not later than thirty (30) calendar days after the Item was first handled by Authorized Maintenance Center in an Allison approved format, and within five
            (5) working days after the Maintenance Service was completed if entered electronically.

5.11.9.2    QUARTERLY SUMMARY REPORTS
            Authorized Maintenance Center shall furnish Allison with quarterly summary reports of the Customer Records as detailed in this Agreement within thirty (30) calendar days after the end of each calendar quarter. Summary reports should be submitted electronically if possible. Authorized Maintenance Center will permit Allison to inspect any and all Allison-related Records at reasonable times and to make copies thereof at Allison's expense should the copy process become voluminous. Allison reserves the right to cancel this requirement if records as reported by 5.11.9.1 of this agreement are timely and accurate.

5.11.9.3    WARRANTY(IES) RECORDS
            Authorized Maintenance Center shall prepare, retain and keep up-to-date Records, both in an EDI format and in hard copy, of all applications for Warranty(ies), Policy, Campaigns, Maintenance Services, Component Repair and Embodiment of Modules and Parts and other work performed under Policy adjustments, payments or Credits made to Authorized Maintenance Center by Allison.


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            Hard copy and electronic Records of discounts, allowances, incentives, refunds or Credits under any Product program at the Authorized Maintenance Center will be retained for a period of six
            (6) years, or longer if required by a regulatory agency.

5.11.9.4    TRAINING
            Records of Products training by the Authorized Maintenance Center shall be in accordance with policies and instructions outlined in the Policy Manual.

5.11.9.5    EXAMINATION OF ACCOUNTS AND RECORDS
            Authorized representatives of Allison may audit, examine, reproduce and make copies of any account and/or Record required to be maintained by Authorized Maintenance Center under this Agreement. Audits and examinations, to the extent possible, will be conducted at the Authorized Maintenance Center's Primary Premise during regular business hours. Authorized Maintenance Center will be furnished a list of any Records reproduced by the Allison representative(s).

5.11.9.6 CONFIDENTIALITY OF AUTHORIZED MAINTENANCE CENTER'S ACCOUNTS, RECORDS OR DATA
            Allison will not furnish or otherwise disclose any account, Record or data provided to Allison by Authorized Maintenance Center to any third party unless authorized in writing by Authorized Maintenance Center or required by law, or pertinent to judicial or government administrative proceedings and specifically directed by applicable judicial orders, other legal proceedings, or unless specifically addressed within this Agreement or the Policy Manual.

5.11.9.7    RECORD COPIES
            In the event of termination of this Agreement, Allison shall have the right to make and retain complete copies of Records. Expenses incurred to copy material will be billed to Allison. Allison may utilize the Records/data as deemed necessary to support the Products. Record copies kept by Allison may be in electronic form, hard copy or both.


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5.12      WARRANTY(IES), POLICY, CAMPAIGNS, SPECIAL PROGRAMS AND OCP/SPP
          Authorized Maintenance Center will provide a copy(s) of the applicable Product, Module, or Part Warranty(ies), if applicable, and will fully explain the provisions to each Customer, who purchases an Over-the-Counter Part as well as for whom a new Serviceable or Repaired Module or Part is Embodied within a Maintenance Services or Component Repair.

          Authorized Maintenance Center will perform, in accordance with the applicable provisions of the Policy Manual and Bulletins provided by Allison to Authorized Maintenance Center, (a) Service, Repair and/or Component Repair on all Items qualifying under the provisions of any Warranty(ies) furnished thereon by Allison, (b) special Policy adjustments approved by Allison, (c) Campaign inspections and corrections identified, Authorized and directed by Allison, (d) special programs approved or Authorized by Allison and (e) any Service, Repair or Overhaul function conducted under an OCP/SPP related contract between Allison and the Authorized Maintenance Center.

          For Authorized Maintenance Center's performance of (a), (b), (c), (d) and (e) above, Allison will either provide replacement Modules or Parts or compensate Authorized Maintenance Center for use of their inventory or the handling of Allison consigned inventory per the terms and conditions of this Agreement and/or the Policy Manual.

          Authorized Maintenance Center will review with Allison the planned charges for a Customer for any Module, Part, labor, Maintenance Service or Component Repair performed by Authorized Maintenance Center for which Authorized Maintenance Center intends, plans for and/or is reimbursed by Allison. If reimbursement occurs after a Customer has been charged, Authorized Maintenance Center will provide to the Customer a Credit for the total amount received.

5.13      MARKET AND SALES FORECAST/USAGE
          Allison and Authorized Maintenance Center will jointly identify overall Module and Parts forecast requirements during inventory planning and provisioning conferences between the individual Authorized Maintenance Center and Allison. Regional Product populations, fleet size(s), hourly flying profiles, Customer Item provisioning data, Event and Event Kit data and other Customer information will be utilized to best identify the overall forecast requirements.

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          The world forecast will be adjusted to reflect the regional data and allocated based on projected and actual usage data to the Authorized Maintenance Center. The Authorized Maintenance Center's requirements for new and Repaired Modules and Parts and any other worldwide opportunities being directly pursued will be evaluated. The Authorized Maintenance Center's Unit Exchange and lease/rental programs will also be factored into the forecast. Forecast reviews will be conducted as required, and whenever possible, teleconferences will be utilized to help reduce administrative cost.

          Authorized Maintenance Center will also furnish Allison with accurate information about Authorized Maintenance Center's Maintenance Services and Component Repairs and sales, through either Embodiment or Over-the-Counter sales of new and used Repaired Items when requested by Allison.

5.14      RELATIONSHIPS WITH ORIGINAL EQUIPMENT MANUFACTURERS
          Since harmonious relationships between Authorized Maintenance Center and Original Equipment Manufacturers' branch, distributor or dealer outlets (herein called OEM outlets) enhance Authorized Maintenance Center's Business Operations and associated opportunities, as well as the goodwill of the Customer toward Products incorporated in equipment produced, distributed or maintained by the OEM outlets, Authorized Maintenance Center shall (a) establish regular contact and provide satisfactory Maintenance Services and Component Repair in support of OEM outlets; (b) advise Allison Authorized Maintenance Center Administrator of contacts; (c) promptly identify and submit to Allison all facts pertaining to any differences that may arise between Authorized Maintenance Center and any OEM outlet involving an Item; and (d) promptly identify and submit to Allison all facts pertaining to OEM outlet use or representation of any Non-Authorized Item being used on an Authorized Item.

          Authorized Maintenance Center is responsible for negotiating direct with an OEM for any work outside of Warranty(ies) or OCP/SPP.


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5.15      DISPOSITION OF PRODUCTS, MODULES AND PARTS CORES
          Authorized Maintenance Center will comply with Allison's disposition instructions on Items acquired by Authorized Maintenance Center as a result of performing Warranty(ies), Maintenance Services, OCP/SPP Maintenance Services, Allison directed Component Repair, special Policy adjustments, and Campaign inspections/corrections/replacement and/or Exchange Credits. Refer to the Policy Manual for Core shipment instructions.

          In the absence of instructions, the Authorized Maintenance Center will hold all Allison Cores for a period of two (2) years in secured storage, up to a maximum of 2000 cubic feet, free of charge to Allison, itemized by Module or Part number, the serial number if applicable, and any other established traceability standard. At the end of the two (2) year secured storage period, Authorized Maintenance Center may dispose of Cores only after written notification to Allison identifying the applicable Cores by quantity, Module or Part number, serial number or any other established traceability standard. Such notice must be provided sixty (60) calendar days prior to Cores disposal. Upon receipt of notice to dispose, Allison may provide Authorized Maintenance Center information about appropriate disposal. Core disposal is more fully detailed in the Policy Manual. Authorized Maintenance Center accepts all shrinkage, loss and/or damage to said cores while cores are in its possession.

5.16      TRAINING
          Training for Authorized Maintenance Center personnel shall be provided at the Allison Training School in Indianapolis or at an Allison Authorized Training School located other than in Indianapolis. Authorized Maintenance Center shall be responsible for all related tuition, travel costs and subsistence expenses for the students attending class in Indianapolis.

          Authorized Maintenance Center shall establish and maintain internal training programs for its personnel. Authorized Maintenance Center internal training program(s) shall be subject to periodic evaluation, review, and approval by Allison. Course material, as available from Allison, may be provided for a charge to Authorized Maintenance Center for internal course preparation and course delivery. Course material may not be reproduced or copied for any reason except as specifically permitted by the relevant Allison document(s) or as Authorized by Allison.


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          Authorized Maintenance Centers may perform training specific to a particular Customer's Item while Item is at the Primary Premise and/or Branch Location(s) undergoing Maintenance Services. Training programs will be consistent with Allison requirements, and the Authorized Maintenance Center generally may not charge fees for such Customer training unless agreed to previously in writing by Allison. Criteria to be taken into account by Allison includes Customer location, Product diversification and other unique Customer situations.

5.17      FINANCIAL INFORMATION
          Authorized Maintenance Center shall provide to the Authorized Maintenance Center Administrator, in accordance with instructions in the Policy Manual, complete and accurate Allison related financial and operating statements with supporting data pertaining to Authorized Maintenance Center's Business Operation(s) segmented by Primary Premise and Branch Location(s) in a form acceptable to Allison. Financial and operating documents, which will be kept confidential by Allison, shall represent in sufficient detail the business volumes, revenues, and operating profiles associated with the Embodiment of Modules and Parts, Maintenance Services, Component Repair and any other related activity provided, on or for an Item by Authorized Maintenance Center for those Products covered under Warranty and/or OCP/SPP contracts or a specific Customer account under review.

          Authorized Maintenance Center shall provide to the Authorized Maintenance Center Administrator audited annual balance sheet and income statements in accordance with Generally Accepted Accounting Principles as soon as possible after the end of Authorized Maintenance Center's annual accounting period, but no later than sixty (60) days after close of the annual accounting period.

5.18      TRACEABILITY

5.18.1    OVERVIEW
          Authorized Maintenance Center will maintain an inventory management and traceability system (herein referred to as the "System") acceptable to Allison and in accordance with ANSI X.12 and EDIFACT.


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          Location and quantity of all Products, Modules, or Parts sold to
          Authorized Maintenance Center must be appropriately identified and maintained within the System. Also, each serialized Item will require tracing. The traceability portion of the System will be in a digital format, and compatible with the Data Report(s) and the EDI network.

          The inventory management system utilized by the Authorized Maintenance Center shall also be a computer based system capable of handling the bar coding format developed by Allison or as mutually agreed upon.

5.18.2    INFORMATION TO BE TRACED
          Traceability will include, but is not limited to:

                 o        Module or Part number

                 o        serial number

                 o        functional Part code (list developed by Allison)

                 o        source

                 o        Customer

                 o        incident date

                 o        date received

                 o        date of Maintenance Service(s)

                 o        aircraft serial number

                 o        Engine serial number

                 o        Engine flight hours and cycles

                 o        Module flight hours and cycles

                 o        condition

                 o        action/disposition

                 o        time between Overhaul (TBO)

                 o        time since new (TSN)

                 o        export documentation and control

                 o        import documentation and control

          All serialized Modules, accessories, assemblies and/or Parts require full traceability. Repaired Part traceability requirements may require EDI transfer and bar coding capability by the Authorized Maintenance Center.


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5.18.3    REPORTING
          Computer generated Data Reports will be transmitted electronically in digital format, when available. Authorized Maintenance Center will be required to make and update all logbook entries related to Maintenance Service(s). Authorized Maintenance Center will send Module and Parts monthly usage reports to Allison's Authorized Account Administrator via hard-copy or electronically via the EDI system when available.

5.18.4    INFORMATION TIMING
          Initial Module and Part usage data shall be entered into the inventory management system no later than five (5) days after receipt of an Item. Data Report(s) must be transmitted within seven (7) days after initial teardown and no later than five (5) working days after the Maintenance Services was performed on the Item. A Data Report(s) must be transmitted after the sale of the Item.

5.18.5    NEW MODULES AND PARTS
          Authorized Maintenance Center will utilize bar coding in accordance with Allison, ANSI X. 12 and/or EDIFACT Standards and subsequent revisions thereof as provided by Allison. Items will be identified by Allison and entered into the EDI network utilizing the bar code format to the extent the capability exists. Any new Module or Part de coupled from its original truing system (bar code) will be reidentified and appropriate tracing documentation reestablished.

5.19      MARKETING AND SALES
          Authorized Maintenance Center may market Maintenance Services through the Primary Premise, Branch Location(s) and/or the Marketing Office(s). In furtherance of the purposes and objectives of this Agreement, Authorized Maintenance Center shall, (1) actively and effectively fulfill the needs of Customers through the marketing of Maintenance Services and Component Repairs for Items; and (2) actively and effectively promote the use and acquisition of Items (a) through Authorized Maintenance Center's own market promotion and advertising activities directed toward Maintenance Services and Component Repair, (b) by establishing regular contact with both existing and prospective Customers, and (c) by providing guidance to such Customers on maintaining adequate inventory levels of Items consistent with the Customers' Maintenance Services philosophy and Component Repair programs, Authorized Maintenance Center's capabilities and the overall recommendations of


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          Allison as detailed in appropriate Manuals, Bulletins and Modules and
          Parts inventory planning and provisioning conferences.

5.20 ESTABLISHMENT OF ADDITIONAL AUTHORIZED MAINTENANCE CENTER BRANCH LOCATION(S) AS DIRECTED BY ALLISON In order to meet changes in the Maintenance Services and Component Repair needs of Customers in the Authorized Maintenance Center's Region of Responsibility, Allison may request Authorized Maintenance Center establish an additional Branch Location(s) or modify a Branch Location's Business Operation in conjunction with the Primary Premise for the conduct of certain Business Operations.

          If such a request is made by Allison, the Authorized Maintenance Center and Allison will consult one another and conduct a joint review of all factors concerning the potential Branch Location(s) establishment or change. If, after such a review, it is mutually determined that there is a need for a change or addition to the Branch Location(s), the parties will agree in writing within six (6) months which Business Operation(s) adjustments are required, where the change or addition to the Branch Location(s) shall be, and the time period in which the change, addition or adjustment shall be implemented. If mutual agreement cannot be reached, Allison reserves the right to Authorize another Authorized Maintenance Center to address and accomplish the establishment or change.

          All additional Branch Location(s) and/or modifications to a Branch Locations' Business Operation shall be Authorized by Allison and shall be reflected in a new and superseding Primary Premise, Branch Location(s) and Marketing Office(s) Statement attached to this Agreement.

5.21      BUSINESS OPERATIONS HOURS OF AVAILABILITY
          Authorized Maintenance Center shall maintain Business Operation(s) consistent with the needs of Customers during all days and hours which are customary in the trade and are lawful and necessary to properly serve the Customers. Authorized Maintenance Center shall provide, as a minimum, Item Maintenance Services within their Region of Responsibility at a Primary Premise and/or Branch Locations against a schedule that meets and/or exceeds the Customers' requirements. Authorized Maintenance Center shall provide emergency service on a daily, twenty four hour basis.


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5.22      IDENTIFICATION OF AUTHORIZED MAINTENANCE CENTER
          Authorized Maintenance Center will, at its expense, install and maintain in appropriate places at its approved Primary Premise, Branch Location(s) and Marketing Office(s) signs to identify the facility(s) and their Business Operation(s). Any representation made as to Allison, Marks or the Product must first be approved by Allison and be consistent with the Agreement.

5.23      MODULES AND PARTS USE AND REPRESENTATION
          Authorized Maintenance Center will use, market, Embody, lease, rent or Exchange Items only if they conform to type design established by the applicable Product(s) Type Certificate in accordance with applicable Federal Aviation Regulations, such as Part 21, or any other agency or governmental regulations, and that are a part of the Maintenance Services and Component Repairs performed by Authorized Maintenance Center. Further, Authorized Maintenance Center will use, market, represent, embody, lease, rent or exchange only Allison manufactured and/or Authorized Products, Modules or Parts, as supplied directly by Allison or its designee during a Maintenance Service or Component Repair function. Authorized Maintenance Center will notify Allison immediately, in writing or through the EDI network, of situations where Authorized Maintenance Center comes in contact with or is offered Non-Authorized Module(s) or Part(s). Such notification will include the type of Module(s) or Part(s), their Module or Part number(s) serial number(s), vendor, Customer if any, and any and all other relevant information. Allison will hold harmless the Authorized Maintenance Center for information provided on Unauthorized Parts. Allison is interested in said information as it relates to flight safety. Under no circumstance or situation will Authorized Maintenance Center utilize a Non-Authorized Item in a Maintenance Service or Component Repair unless Authorized Maintenance Center provides records to identify Non-Authorized Item(s) used to monitor Warranty and Reliability issues. Use of Non-Authorized Item(s) during a Maintenance Services function can only occur if Non-Authorized Item(s) have been supplied directly or indirectly by the Customer.


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5.24      LEASE AND/OR RENTAL ASSETS
          Authorized Maintenance Center may not market or sell Products, except to the extent Authorized Maintenance Centers' own lease or rental Products are sold within the guidelines and the terms and conditions of this Agreement and/or the Policy Manual for the disposal of lease/rental assets or as directed by Allison, within seven (7) calendar days of request, on a case-by-case basis. Should a Product be leased or rented as individual Modules, or Line Replacement Units, the sale of those leased/rented Modules or LRUs would follow the same guidelines as leased or rented Products.


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ARTICLE 6. GENERAL PROVISIONS

6.1 RESPONSIBILITY FOR AUTHORIZED MAINTENANCE CENTER'S COMMITMENTS Unless otherwise provided in this Agreement, Authorized Maintenance Center shall be solely responsible for any and all expenditures, obligations or responsibilities made, incurred or assumed by Authorized Maintenance Center in preparation for performance or in the performance of Authorized Maintenance Center's obligations under this Agreement.

6.2       MANUALS, BULLETINS AND TECHNICAL DATA
          Authorized Maintenance Center will be furnished applicable Operations (and Maintenance) Manuals, Overhaul Manuals and Illustrated Parts Catalogs free of charge during the first three (3) years of this Agreement. Thereafter, Authorized Maintenance Center will procure these Manuals from Allison. During the term of this Agreement, Allison will provide to Authorized Maintenance Center the Policy Manual, copies of Products, Modules and Parts Price List, Terms of Sale Statement(s), customer support Bulletins, general technical data and other Manuals (as referenced in the Manual List) as Allison shall deem necessary and as may be required by Authorized Maintenance Center in support of their Business Operation(s). Such material may be Allison proprietary and may bear appropriate copyright and Marks restrictions. No distribution of this material is to be made outside Authorized Maintenance Center Business Operation(s) except as provided in each document, the Policy Manual or as specifically Authorized by Allison. This material will be distributed to Authorized Maintenance Center pursuant to the Policy Manual.

6.3       ENGINEERING AND GROUND SUPPORT EQUIPMENT DRAWINGS
          Allison engineering drawings and microfilm copies relating to Items will be furnished by Allison to Authorized Maintenance Center for use in the Maintenance Services and Component Repairs on Items upon execution of this Agreement. Such materials are Allison proprietary and shall not be distributed or disclosed by Authorized Maintenance Center to any third party(s) unless specifically Authorized in writing.


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          Any Ground Support Equipment drawing(s) relating to Maintenance
          Services or Component Repair of a Candidate Part furnished by Allison to Authorized Maintenance Center are furnished so that Authorized Maintenance Center may manufacture or have manufactured such test equipment and tools solely for use in its Maintenance Services or Component Repairs. Such Ground Support Equipment drawing(s) are Allison proprietary and shall not be distributed nor disclosed by Authorized Maintenance Center to any third party(s) except to solicit bids, and then must bear the appropriate copyright or proprietary wording, including Marks, as established by Allison, as provided in the Policy Manual or as noted on the individual engineering or Ground Support Equipment drawings. Authorized Maintenance Center is responsible for retrieval of such drawings and information after the third party's need for material is fulfilled.

          Authorized Maintenance Center agrees to abide by the terms and conditions relating to use and sale of Ground Support Equipment set forth in the Policy Manual and the terms and conditions of this Agreement. Authorized Maintenance Center expressly assumes all responsibility and liability of any kind whatsoever including, but not limited to, liability for patent infringement arising from the use by Authorized Maintenance Center of any test equipment and tools so made.

          All engineering and Ground Support Equipment drawings will be distributed to Authorized Maintenance Center pursuant to the Policy Manual.

6.4       APPLICABLE LAW, JURISDICTION AND CONSTRUCTION
          This Agreement shall be governed by and construed according to the laws of the State of Indiana, United States of America.

          Authorized Maintenance Center irrevocably agrees that any legal action or proceeding against Authorized Maintenance Center with respect to this Agreement may be brought in the courts of the country where Authorized Maintenance Center's Primary Premise is located or in the state and federal courts of the state of Indiana, as Allison may elect. Authorized Maintenance Center also irrevocably agrees that any legal action or proceeding against Allison with respect to this Agreement shall be brought in the state and federal courts of the state of Indiana. Authorized Maintenance Center irrevocably submits to the jurisdiction of the state and federal courts of the state of Indiana and consents to the service of process in accordance with applicable trial and court rules.

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          Any invalidity of a provision of this Agreement shall not affect the validity of any other provision of this Agreement and in the event of a judicial finding of such invalidity, this Agreement shall remain in force and in effect as to all other provisions and respects.

          The parties expressly agree that the United Nations Convention on Contracts for the International Sale of Goods does not apply to this Agreement.

          The official text of this Agreement is in the English language. If this Agreement is translated into another language for the convenience of an Authorized Maintenance Center or any third party, the English text shall govern any question with respect to interpretation and intent.

          Article headings and titles herein are for the convenience of the parties only and shall not be construed as affecting the substantive provisions of this Agreement.

6.5 AUTHORIZED MAINTENANCE CENTER IS NOT AGENT OR LEGAL REPRESENTATIVE This Agreement does not constitute Authorized Maintenance Center as an agent or legal representative of Allison, its subsidiaries, any of its suppliers, or designee for any purpose whatsoever.

6.6       COMPLIANCE WITH GOVERNMENT REGULATIONS
          Authorized Maintenance Center and Allison will exchange information and provide assistance as may reasonably be requested by the other to facilitate compliance with all applicable government laws, regulations and orders relating to the Items and the performance of their respective obligations under or pursuant to the terms and conditions of this Agreement.

          Allison and Authorized Maintenance Center shall be responsible for determining the existence and nature of all government laws, regulations and orders applicable to such party and for complying therewith. Allison will provide, in electronic format whenever possible, necessary technical data to the Authorized Maintenance Center so to assist in its compliance with applicable laws.


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          Allison and Authorized Maintenance Center recognize and acknowledge that the export of Items, engineering, technical data or Manuals from the United States are subject to export control laws, regulations, orders and requests of the Government of the United States of America. Each party agrees to comply with and to cooperate with the other in compliance with all such requirements. Allison will provide Authorized Maintenance Center with applicable information on United States of America regulations regarding export control of the Item(s), Manuals, Bulletins and technical data.

          Allison may incorporate any design features or include any equipment or accessories as required by law on any Item ordered by Authorized Maintenance Center. Should such design features or equipment result in additional cost, Allison will identify cost and the relevant orders affected by additional cost.

6.7       NOTICES
          Any notice required to be given by either party to the other per any term or condition of this Agreement shall be in writing and delivered either personally, by facsimile or by certified mail, return receipt. Notices to Authorized Maintenance Center shall be directed to Authorized Maintenance Center at Authorized Maintenance Center's
          Primary Premise Attn:________________.   Notices to Allison shall be
          directed to the Director of Contracts, Mail Code, U26A, Allison Engine Company, Inc., P.O. Box 420, Indianapolis, Indiana 46206-0420.

          Both parties will copy the Authorized Maintenance Center Administrator on all notices pertaining to this Agreement.

6.8       NO IMPLIED WAIVERS
          The failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require full compliance and performance at any time thereafter. The waiver by either party of a breach of any provision of this Agreement shall not constitute a waiver of any succeeding breach of the same or any other Agreement provision nor constitute a waiver of the Agreement provision itself.


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6.9       CONFIDENTIALITY OF AGREEMENT
          Allison and the Authorized Maintenance Center agree not to disclose the terms and conditions of this Agreement, in its entirety or any section, attachment or addendum thereof to any third party, except as required by law, without the expressed written authorization of each other.

6.10      INDEMNITY AND INSURANCE

6.10.1    INDEMNIFICATION BY ALLISON
          Allison agrees to indemnify, defend and hold harmless Authorized Maintenance Center and its directors, officers and employees against any and all liability, loss, damage, cost, claims, judgments and expense (including attorney's fees) for property damage, personal injury or death caused by or arising from any act or omission committed by employees of Allison while on the premises of Authorized Maintenance Center in the performance of Allison's obligations under this Agreement; provided, however, written notice of such damage, injury of death is given to Allison in a timely manner. Allison's liability shall be limited to any loss or damage in excess of any amount recovered under any insurance policy.

6.10.2    INDEMNIFICATION BY AUTHORIZED MAINTENANCE CENTER
          Authorized Maintenance Center agrees to indemnify, defend and hold harmless Allison and its directors, officers and employees against any and all liability, loss, damage, cost, claims, judgments and expense (including attorney's fees) for property damage, personal injury or death caused by or arising from any act or omission committed by employees of Authorized Maintenance Center while on the premises of Allison in the performance of Authorized Maintenance Center's obligations under this Agreement; provided, however, written notice of such damage, injury or death is given to Authorized Maintenance Center in a timely manner. Authorized Maintenance Center's liability shall be limited to any loss or damage in excess of any amount recovered under any insurance policy.

6.10.3    PRODUCT LIABILITY
          With respect to any third party claim, action or proceeding based on alleged defects of any Allison Product sold by Allison to Authorized Maintenance Center under the terms of this Agreement which are alleged to have resulted in death, personal injury or property damage, the parties to this Agreement agree that:

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          a.     The parties shall communicate and cooperate with each other and, if necessary, any appropriate insurance carrier to the fullest extent reasonably possible in defense of the claim, action or proceeding, including making available documents or information or the services of knowledgeable personnel necessary to the defense of the claim, action or proceeding; and

          b. Each party during the pendency of any such claim, action or proceeding involving a person, entity or governmental body not a party to this Agreement shall refrain from taking any position adverse to or institute any cross-complaint, third party complaint, inter pleader or otherwise against the other party to this Agreement. This provision shall not bar either party from pursuing any available legal or equitable remedies against the other party after the final resolution of any such claim, action or proceeding.

          Subject to their agreement in paragraph (b), each party reserves the right to control its own defense of any claim, action or proceeding referred to in this Article.

          In the event that a Product liability action is brought against Allison or Authorized Maintenance Center relating to any Allison Product, Module or Part, Authorized Maintenance Center or Allison, as the case may be, shall promptly provide the other party with a copy of the summon and complaint in such lawsuit.

6.10.4    INSURANCE COVERAGE
          Authorized Maintenance Center, at its sole expense, shall procure and maintain in full force and effect during the term of this Agreement policies of insurance of the type and in the minimum amounts stated below and with an insurance company or companies and under terms satisfactory to Allison. Policies of insurance (except Employer's Liability and Workman's Compensation, or substantially similar coverage) shall name both Allison and Authorized Maintenance Center as insured thereunder as their respective interests may appear. Authorized Maintenance Center further agrees to furnish to Allison prior to execution of this Agreement certificates of insurance issued by insurance underwriter's and/or insurance broker's certifying that such policies of insurance are in full force and effect and that Allison shall be given sixty (60) days prior written notice by the insurers in the event that either the insurers or Authorized Maintenance Center desire to cancel or change such policies of insurance.


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Each certificate shall acknowledge and accept the contractual liability arising out of this Agreement.

The types of minimum coverage of such policies of insurance shall be as follows:

          Coverage Limits of Liability (U.S. $)

1)        Aircraft, Passenger and Public           $100,000,000
          Liability, Property Damage

2)        All Risk Ground and Flight Insurance     $100,000,000

3)        Employer's Liability                     $1,000,000
                                                   (Statutory Coverage)

4)        Workman's Compensation                   Full Statutory Limits in
                                                   Authorized Maintenance
                                                   Center's Jurisdiction

5)        General Liability                        Evidence of $1,000,000

Authorized Maintenance Center will provide Allison with copies of all insurance policies as outlined within this Article no later than sixty (60) calendar days after the effective date of the Agreement.


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ARTICLE 7: WARRANTY(IES) ON PRODUCTS, MODULES AND PARTS

7.1       OVERVIEW
          Allison Warranty(ies) on Products, Modules and Parts are set forth in the written Warranty(ies) provided therewith and as included in the Products, Modules and Parts Warranty(ies) sections of the Policy Manual. Such Warranties are in lieu of and exclude all other Warranties, including the implied warranty of merchantability and fitness for a particular purpose, arising by operation of law or otherwise. Allison shall not be liable for incidental or consequential damages.

7.2       OCP/SPP DESCRIPTION
          The Operating Cost Program (OCP) or Service Protection Plan (SPP) is offered on select Allison Engine models to provide Customers with a fixed maintenance cost per engine flight hour. OCP/SPP allows more accurate maintenance cost predictions and avoids the unplanned costs associated with inherent unscheduled events.

          The OCP/SPP is contracted by Allison with the Customer and may not be offered by the Authorized Maintenance Center directly. Certain OCP/SPP Maintenance Services of the Items may be contracted by Allison to the Authorized Maintenance Center(s). Authorized Maintenance Centers will be selected on the basis of cost, TAT, Component Repair capability, Field Service, capacity, and other criteria.

          Authorized Maintenance Centers may offer a more extensive maintenance cost program, covering additional maintenance and service aspects beyond the Product within their assigned Region of Responsibility. Such offerings must utilize the Allison OCP/SPP structure and relevant pricing for the Engine. The offerings could feature Field Service and the supply of select Modules and Parts. All such offerings will be mutually agreed upon by the Authorized Maintenance Center and Allison prior to any associated marketing and/or release of said maintenance program. Allison, at its sole discretion, may assist in promoting a particular Authorized Maintenance Center's maintenance cost program. Assistance would be identified in advance and agreed to by both Allison and the Authorized Maintenance Center.

7.3       OCP/SPP COVERAGE SUMMARY
          OCP/SPP Coverage Summary is contained in the Policy Manual.


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ARTICLE 8. INVENTORY OF PRODUCTS, MODULES AND PARTS

8.1       INVENTORY LEVELS
          Module and Part Inventory must be maintained in an amount necessary to support the Authorized Maintenance Centers' and the Customer(s) Maintenance Services' requirements. Inventory levels will be determined during the inventory planning and provisioning process as outlined in this Agreement and the Policy Manual.

          Inventory must be properly packaged, preserved, and marked. Appropriate identification and source control must be maintained. To the extent the Modules and/or Parts feature bar coding, such coding should remain with the Module and/or Parts.

          Authorized Maintenance Centers are responsible for understanding the market population and Customer requirements operating within their respective Region of Responsibility, including expected Events and Event Kits by Product.

8.2       INVENTORY PLANNING AND PROVISIONING
          It is Allison's intent to continue to reduce overall Item lead-times. A just-in-time inventory management system is the desired objective. Toward such an effort, Allison and the Authorized Maintenance Center will share relevant technical and commercial data to facilitate enhancement of inventory forecasting and reduce buffer and safety stock within the overall worldwide demand for Items. It is generally agreed that the holding of inventory in excess of demand is costly, and to the extent possible, the aggregate inventory of both the Authorized Maintenance Centers and Allison needs to be managed as a whole.

          Accordingly, Allison will forecast based on the aggregate market demand historical demand, projected usage (reliability) and the forecasts of the individual Authorized Maintenance Centers. Specifically, the Authorized Maintenance Centers will provide the following forecast information to Allison:


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          o      Projection of the annual Product(s) Maintenance Services
                 demand, by Product and Module or Event classification. The projection is to be submitted to Allison during the third quarter of the year preceding the projected year and will serve as the basis for the annual inventory and provisioning session.

          o Based on the Module or Event classification, the Authorized Maintenance Center is to identify the quantity of Event Kits required.

          o Identify all existing or contemplated long-term contracts by Customer name, including expected Events and associated Module and Part Event Kits. Long-term contracts and associated forecasts will be managed separately. Long-term contracts include OCP/SPP Agreements and other associated support agreements with the Authorized Maintenance Centers.

          o Identify a second year forecast of Events by Customer name, along with associated Modules and Parts.

          o Identify annual demand for Modules and Parts in support of Over-the Counter demand. A second year forecast is also expected. This forecast will be managed separately from the Events and Event Kits.

8.3       INVENTORY SCHEDULING
          Based upon the information provided to Allison under Article 8.2 above, aggregate worldwide demand for a two year period will be determined. Individual account representatives will coordinate to identify and eliminate redundancies in Event and/or Customer identification. The adjusted demand will be compared to the historical demand and projected worldwide forecast based on individual Product reliability estimates, Parts usage profiles and Customer operating conditions.


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          The Authorized Maintenance Center's individual forecast will be reviewed in light of known discrepancies and agreed upon demands for both Modules and Parts will be established. The Modules and Parts will be scheduled for the first years' forecast based upon expected Events and associated Event Kits. The first six (6) months of the first years' schedule will be committed to a firm schedule by the Authorized Maintenance Center, consistent with catalog leads. The second six (6) months will be tentatively scheduled and will be made firm as they enter the six (6) month window. The entire forecast will be a 24 month rolling average forecast.

          Any identified long term contract Customer will be scheduled separately and monitored, as well as Over-the Counter sales.

          Allison promotes the movement of inventory commitments from one Authorized Maintenance Center to another should Event timing and/or Customer deviations from the identified forecast occur. Should the Authorized Maintenance Center not support this inventory policy, any surplus inventory would be to the Authorized Maintenance Center's account and would not contribute to adjustment of future expected Event and Event Kits nor Modules and Parts usage.

8.4       BUFFER AND SAFETY STOCK
          Once aggregate demand has been identified and pro-rata allocations made based upon the Authorized Maintenance Center's Customer and Event profiles, the level of safety stock and required buffer stock will be determined. Allison will forecast buffer stock consistent with: 1) Authorized Maintenance Center Event forecast, 2) historical data, and 3) Product/Customer expected reliability patterns. Buffer stock will be targeted to support a 100% fill rate for current production Items at catalog lead, and a 92% fill rate for slow moving 'out of production' Items. The stock will then be assembled and distributed to select locations for maximum support and minimized lead time. Based on the pro-rata allocations of Events/Event Kits, the carrying cost of inventory will be co-shared by all the Authorized Maintenance Centers and Allison. Actual principle buy down will occur once the Module or Part has been ordered at the established catalog price. Reorder points will be set by Allison to ensure consistent stock levels are maintained.


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8.5       LEAD TIMES
          Modules and Parts are available to the Authorized Maintenance Center at Allison's published lead times. These lead times will be the basis for replenishment spares procurement and inventory planning purposes. Lead times are to be taken into consideration when planning for procurement.

8.6       CONSUMPTION USAGE DATA
          Authorized Maintenance Center must maintain, control, monitor, and report Module(s) and Part(s) consumption usage data. This will enable Allison to track and assist in inventory planning.
          Information on consumption will be reported on a regular basis. Abnormal/high usage Modules and/or Parts must be reported as determination is made. Consumption usage data is especially important in relation to Modules and critical Parts as defined in the Policy Manual. Actual Event data will be collected via the EDI network through submission of Data Reports and other Allison-generated report formats and templates. Consumption usage data supplied will be the basis for establishing the Embodiment Credit. No Embodiment Credit will be paid without reported usage data. If, as determined through audit Allison determines previously reported usage data is in error, Allison reserves the right to debit the Authorized Maintenance Centers account for the identified error of previously issued credit.

8.7       ADDITIONAL INFORMATION
          Further details on Products, Modules, and Parts inventory are available in the Policy Manual.


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ARTICLE 9. COMPONENT REPAIR

9.1       OVERVIEW
          To ensure the Products remain successful, Allison and Authorized Maintenance Center agree that the Maintenance Services and Component Repair activities must be coordinated to ensure the long term viability and safety of the Product(s). This section will identify the overall principles agreed to by Authorized Maintenance Center and Allison with regard to Component Repair.

9.1.1     APPROACH
          Allison will review and Authorize all new Component Repair activities on Restricted Candidate Parts. Allison reserves the right to review and disallow existing Repairs which are deemed unsafe by both Allison.

          As part of the Allison Authorization, individual Candidate Part Development Plans will be structured for all Restricted Candidate Parts. Similar procedural steps will be followed to obtain Repair Process approval.

9.1.2     GENERAL ISSUES
          Component Repairs Embodied by Authorized Maintenance Center must be Authorized prior to their implementation. All new Critical Repair activities on Restricted Candidate Parts will be managed by Allison. The Authorized Maintenance Center is encouraged to consider participation in this activity. Authorized Maintenance Centers will be given consideration for Repair Source selection on Critical Repairs for Restricted Candidate Parts. Once selected and qualified for a Critical Repair, Authorized Maintenance Center will act as a Repair Source to Allison.

          Authorized Maintenance Center is required to participate in all published Book Repairs and is encouraged to identify additional Book Repair requirements. New and Grandfather Component Repairs on non-Restricted Candidate Parts which are identified by the Authorized Maintenance Center may be subject to disclosure restrictions to protect Authorized Maintenance Center data rights and its business competitive advantage(s).


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          Data rights, approvals, Authorizations, Qualification, and Repair
          Source privileges provided, granted or sold to Authorized Maintenance Center under this Agreement do not include the right to manufacture any Product, Module, Part, or sub-detail of the Product, Module or Part. Nor is Authorized Maintenance Center allowed to participate as a subcontractor, joint venture partner or supplier to a third party involved in the Unauthorized manufacture, marketing or sale of Products, Modules or Parts or subdetails of the Product, Module, or Part.

          Component Repair activities on Restricted Parts will be coordinated and designed to optimize Customer satisfaction and assist in reducing DMC, as well as provide additional business opportunities to Authorized Maintenance Center and Allison. Authorized Maintenance Center shall not provide any Component Repair related data, supply component-related services or Cores to any Non-Authorized third party for any purpose whatsoever.

9.2       GRANDFATHER COMPONENT REPAIRS
          It is understood and recognized that the Authorized Maintenance Center currently markets and Embodies Component Repair processes which are beyond the scope of the Allison Authorized maintenance documentation, and that these processes were approved against the Quality assurance systems of the Authorized Maintenance Center and controlling regulatory agencies.

          Under the terms of this Agreement, Allison reserves the right to review these Component Repairs (Book or Critical Repair Classification) in order to establish their technical acceptance. Allison will not utilize this process review as a basis to disallow uneconomical Repairs, but reserves the right to disallow unsafe Repairs, and specify their continued Embodiment by the Authorized Maintenance Center as grounds for termination.

          Only those Repairs which Allison has specifically qualified and Authorized, either through publication or other written documentation, may be represented as Authorized Repairs. Unless specifically stated, existing Grandfather Component Repairs, performed by the Authorized Maintenance Center, are not Authorized Allison Repairs, and Allison makes no claims as to the Quality and reliability of those Repairs nor any Authorized nature including the representation of Marks as they may or may not apply to the Repairs.


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9.3       TECHNICAL COORDINATION AND SUPPORT

9.3.1     CANDIDATE PART SELECTION
          All Restricted Candidate Parts, along with their associated Repair Processes, will be considered as part of the coordinated approach to Repairs, and will be selected based on various market, business, Customer, technical and engineering issues. Allison reserves the right to make final Candidate Part, Repair Process(es) selection, Repair Source(s) selection, Candidate Part Classification and to establish priorities. Allison may elect to delegate limited authority to the Authorized Maintenance Center which would allow the Authorized Maintenance Center to select Restricted Candidate Parts, preclassify, and pursue Repair development activities for Standard and Common Book Repairs prior to Allison approval and Authorization (Standard and Common Book Repair are identified within the Policy Manual).

          The identification and submittal of Restricted Candidate Parts, which are considered by Authorized Maintenance Center as probable Book Repairs, and to which Allison concurs, will be handled in an expeditious manner as outlined in the Policy Manual.

9.3.2     CLASSIFICATION AND PRIORITIZATION
          All Candidate Parts will be subject to Classification and prioritization. Candidate Parts and the associated Repair Processes will be classified as either Book Repair or Critical Repair. Book Repairs may be approved by Allison and published in the appropriate Manuals and technical literature as directed in the Policy Manual. All published Book Repairs are for general use by Authorized Maintenance Center in support of Customers. Disclosure of some Book Repairs may be restricted within the guidelines of the Policy Manual. Allison may delegate limited authority to the Authorized Maintenance Center for the pre-Classification of certain Repairs.

          Restricted Candidate Parts and Repair Processes classified as Critical Repair will be subjected to limited release to only approved Repair Source(s). Critical Repairs will be administered by Allison per the Policy Manual.

9.3.3     REPAIR CONCEPT APPROVAL
          Each Restricted Candidate Part Repair concept and need must be substantiated and submitted for approval by Allison, as defined in the Policy Manual

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          Any Request for Qualification submitted by Authorized Maintenance
          Center for consideration will be evaluated according to the individual Restricted Candidate Part, technical, engineering, market and business factors. Classification of the Repair will also influence the Development Plan and Qualification of the Repair.

          Request for Qualification approval does not indicate Repair Process(s) approval. Request for Qualification approval indicates that the Repair Process(s), both technically and programmatically, is in line with Allison Product strategies. All approved requests must be qualified by Allison. Classification will influence the level of effort required for Qualification, as described in the Policy Manual.

9.3.4     PROPRIETARY DATA
          In the event that any selected Request for Qualification and associated Repair Process(s) contain proprietary data or processes which are owned, licensed or controlled by the Authorized Maintenance Center, the Authorized Maintenance Center may be asked to license this data to other Authorized Maintenance Centers which may be selected as a Repair Source for the Restricted Candidate Part.

          Authorized Maintenance Center will be allowed to collect a reasonable fee or define a royalty for the use of this proprietary data and place reasonable and customary restrictions on its use and disclosure consistent with the specific proprietary rights.

          Allison will assist in the control and administration of these proprietary rights as requested by Authorized Maintenance Center or as identified in the Development Plan and Qualification plan(s).


9.4       ADMINISTRATIVE COORDINATION AND SUPPORT

9.4.1     REPAIR PROGRAM COORDINATION
          Component Repair activities will be coordinated within Allison by Product. Authorized Maintenance Center Restricted Candidate Part Repair related activities will be managed according to this Agreement. Book Repair needs and activities may also be coordinated as required to meet Customer and program needs.



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          Authorized Maintenance Center may be invited to participate in the meetings held to discuss the technical issues of Repair, Development Plan(s) and market needs. The meeting locations will be mutually agreed upon and coordinated with other activities (if possible) to reduce administrative cost and time.

9.4.2     PROGRAM FUNDING AND ALLOCATION
          For Grandfather Component Repairs which the Authorized Maintenance Center is seeking approval, the Authorized Maintenance Center may be required to provide resources, at a mutually agreed level, for the purpose of Component Repair development and Qualification activities in order to control data disclosure as defined in the Policy Manual.

          Critical Repair qualification resources for Restricted, non-Restricted Candidate Parts, for which Allison is seeking Repair Sources will be determined on an individual component basis. Resources may include any one or a combination of monetary funds, manpower, or capital. Participation as a Repair Source in any Critical Repair development program will be at the discretion of the Authorized Maintenance Center, and subject to approval by Allison.

9.4.3     PUBLICATION OF PROCESSES
          All new Book and Critical Repairs will be documented according to requirements defined in the Policy Manual. All new Book Repairs will be time-released based on resource and Development Plans approved by Allison. When published, Book Repairs will be included in the appropriate Manuals and technical data at the first available opportunity. Grandfather Component Repairs will not be published unless authorized by the Authorized Maintenance Center.

          Documentation on Allison Authorized Critical Repairs will be restricted to limited distribution. Allison and the Authorized Repair Source(s) will be the only recipients of Critical Repair documentation. Allison reserves the right to retain certain copyright and ownership rights and place Marks on certain Repair Process documentation and to provide such documentation to the Authorized Repair Source(s). Marks' requirements will be determined on an individual Component Repair basis and will be consistent with and take into account adequate levels of resources, funding, and the sources thereof.


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9.5       DEVELOPMENT AND QUALIFICATION

9.5.1     BOOK REPAIRS
          Throughout the life of the Product(s) program(s), Book Repairs will be identified and developed by Allison and the Authorized Maintenance Centers. All new Book Repairs shall undergo a development and Qualification cycle that is consistent with its complexity, as defined in the Policy Manual. Each Authorized Maintenance Center may be required to participate in the Qualification of Book Repairs, to the extent such individualized Qualification is necessary.

          Limited rights and responsibilities may be delegated to the Authorized Maintenance Center, regarding identification, development and Qualification of certain Book Repairs. This delegation of limited authority would be accomplished as a formal addendum to this Agreement. Granting of delegated authority will be based on Allison's review and approval of the Authorized Maintenance Center's demonstrated capability, business systems, operational procedures and personnel qualifications.

          At any time, Allison may revoke or limit this delegated authority, should the Authorized Maintenance Center be found to be non-compliant under the terms and conditions of this Agreement, exercising poor technical judgment or exceeding the intended and agreed to terms and conditions of the delegated authority.

          Furthermore, Allison reserves the right, and may at any time, reverse or alter an Authorized Maintenance Center Repair and/or Repair Classification decision made under this delegated authority. Allison will provide reasonable program, business or technical substantiation for reversing the Authorized Maintenance Center's decision. With regard to a reversal of approval of a Repair, the Authorized Maintenance Center will be provided up to six (6) months to correct any said deficiency identified during that period of time, no Repair of which the reversal of approval applied will be pursued or utilized in any fashion.


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9.5.2     REQUEST FOR QUALIFICATION
          Authorized Maintenance Center may submit to Allison a Request for Qualification for any specific Grandfather or new Component Repair. Authorized Maintenance Center's requesting Allison Authorization may be responsible for all resource requirements to approve the Repair Process. The request shall be accompanied by a data package which includes the details listed in the Policy Manual.

9.5.3     DEVELOPMENT PLAN
          Allison reserves the right to define the Development Plan and associated Qualification requirements for each individual Candidate Part. The Development Plan will define the requirements and criteria which must be satisfied in order for a Repair Process and Repair Source to be qualified.

9.5.4     QUALIFICATION REQUIREMENTS
          All Component Repairs classified as Critical in accordance with this Agreement shall be subject to a detailed Qualification program in order to receive Allison Authorization. The Repair Qualification program shall be defined by Allison.

          It is the responsibility of Authorized Maintenance Center, for those Repair Processes which it is seeking approval, to ensure all Repair criteria of the Qualification program are properly documented and completed. Authorized Maintenance Center shall submit all Records required to substantiate completion of the Qualification criteria.

          Any changes or revisions required in the Qualification program will be coordinated through Allison. Those revisions that may affect testing, metallurgical results, or other requirements may require a second Qualification at some specific level.

9.5.5     RESOURCE OBLIGATIONS
          Each Authorized Maintenance Center may be required to contribute a reasonable level of resources toward the Development and Qualification effort of each Repair Process for which they are seeking approval. This resource contribution will be mutually agreed upon between Allison and Authorized Maintenance Center and in compliance with Article 9.4.2.


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9.6       REPAIR SOURCE ADMINISTRATION

9.6.1     REPAIR SOURCE SELECTION
          Authorized Maintenance Center, by virtue of its position as an Authorized Maintenance Center, is automatically approved as a Repair Source for all published Book Repairs. When necessary, selection, Qualification and control of any third party Repair Source for Book Repairs is the responsibility of Authorized Maintenance Center. The Authorized Maintenance Center must warrant to Allison that any third party, subcontracted by the Authorized Maintenance Center, will not market or resell Repaired Parts or Cores nor enter into any agreement to accomplish the same.

          Authorized Maintenance Center may be given Repair Source consideration for Critical Repairs selected by Allison for Qualification. Authorized Maintenance Center selection as a Repair Source for Critical Repairs is not automatic. Authorized Maintenance Center must substantiate its capability and show its ability to meet objectives for each Critical Repair. The quantity of Repair Source(s) will be consistent with market factors. Authorized Maintenance Centers selected and qualified to perform certain Critical Repairs for Allison are fulfilling an obligation as a Repair Source to Allison, and may not independently sell or market the Critical Repair.

          Allison reserves the right to make final Repair Source selection for each Critical Repair it Authorizes and will consider third party sources as required to meet market objectives. Repair Source selections and Authorization of Critical Repairs will be handled under separate addendum to this Agreement for each Critical Repair.

9.6.2     REPAIR SOURCE CONTROL
          All Authorized Maintenance Centers selected as a Repair Source for Critical Repairs will be subject to periodic audits.

          Repair Source audits will address Repair Process related technical and Quality assurance issues of each Authorized Critical Repair. It is the responsibility of Authorized Maintenance Center to retain accurate and comprehensive Records of each Repair Process, according to established guidelines within this Agreement.

          Allison may perform a Repair Source audit with at least one (1) business day notice to Authorized Maintenance Center.

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          If, during an audit, Authorized Maintenance Center is found to be non-compliant with the Qualified Repair Process, the Authorized Maintenance Center will be formally notified in writing of the non-compliance and corrective action will be identified. Allison reserves the right to temporarily or permanently withdraw its Authorization for any or all affected Critical Repairs if the non-compliance condition continues after corrective action steps have been identified and implemented to pre-agreed timing requirements. Appropriate Agreement addendum(s) would be issued to address the temporary or permanent withdraw of the Authorization.

9.6.3     MULTIPLE REPAIR SOURCES
          Multiple Repair Sources for Critical Repairs may be considered for each selected Candidate Part. Allison reserves the right to make final Repair Source selection for purchase of Critical Repairs and select/limit the number of Repair Sources based on technical, market and Product program issues.

9.6.4     THIRD PARTY SOURCES
          Third party sourcing for both Book and Critical Repairs is intended to be held to a minimum. All third party activity is intended to be managed and defined as to limit any potential adverse effects or loss of management over Component Repair or over all Product business loss outside the Allison/Authorized Maintenance Center network which could negatively impact the flight safety of the Product.

          If the Authorized Maintenance Center subcontracts Repair Processes for Book Repair to third parties, the Authorized Maintenance Center is responsible for administering the appropriate Quality, technical, Mark and program controls.

          Authorized Maintenance Center is required to consider other Authorized Maintenance Center's for Book Repairs, prior to subcontracting to a third party. Validation of third party sourcing to other Authorized Maintenance Centers for Book Repair(s) may be audited by Allison on an annual basis.

          All Critical Repairs for Restricted Parts, which involve a third party, will be contracted and administered by Allison.


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9.6.5     SOURCE INSPECTION OF REPAIRS
          In accordance with Quality assurance objectives, Critical Repairs performed by the Authorized Maintenance Center, on behalf of Allison, will be subject to Source Inspection until Repair Source certification is established.

          Allison will perform Source Inspection of Repairs. Authorized Maintenance Center is required to include Source Inspection requirements in the processing of all such Critical Repairs. Allison shall bear any cost associated with its Repair Source Inspection.

9.6.6     TOOLING AND EQUIPMENT
          Authorized Maintenance Centers are required to maintain adequate levels of Ground Support Equipment and other necessary equipment and capabilities which allow the performance of published Book Repairs.

          In some instances, Allison may consign or bail tooling, equipment, and/or Ground Support Equipment for Critical Repairs to Authorized Maintenance Center. It will be the responsibility of Authorized Maintenance Center to maintain and utilize this hardware in accordance with the terms and conditions of the relevant consignment and/or bailment agreement.

          Consigned or bailed Ground Support Equipment, tooling or equipment will remain the property of Allison and may be removed from Authorized Maintenance Center by Allison at any time, following a sixty (60) calendar day prior written notification, or as otherwise mutually agreed.

9.7       QUALITY ASSURANCE

9.7.1     GENERAL REQUIREMENTS
          Acting as a source for Repairs, the Authorized Maintenance Center must maintain itself as an approved facility within the guidelines of any and all regulatory agencies applicable to its Customer base.


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          Allison reserves the right to initially survey, recommend changes to, and approve the Authorized Maintenance Center Quality System. The recognized approval and subsequent maintenance thereof is a minimum requirement for the participation in Development and Qualification of Component Repair of Allison approved Component Parts.

9.7.2     PROCESS/PROCEDURE CONTROL
          The Authorized Maintenance Center Quality System must provide adequate controls for the processing of Component Repairs. The integrity of each Component Repair requires conformance to approved Repair Processes and procedures at all times.

          The Authorized Maintenance Center is responsible for maintaining internal procedures that incorporate the latest release of Authorized technical specification data. Once approved by Allison, individual Repair Process(s) or procedures cannot be changed without Allison notification and Authorization.

          The Authorized Maintenance Center is responsible for control of all supplies and services as approved for use in the performance of Component Repairs.

          An effective Inspection System will be utilized that assures conformance to all Component Repair specifications and procedures that can be met at all times. This must be inclusive of incoming materials, in-process controls, and final acceptance/testing. The Inspection System must provide for adequate documentation of Component Repair status and traceability.

9.7.3     QUALITY AUDITS
          Allison reserves the right to perform initial Quality System surveys and periodic audits of the approved Authorized Maintenance Center Quality System. It is the responsibility of the Authorized Maintenance Center to impose internal self-audits and always maintain a Quality System accounting program in acceptable standing with Allison, and all controlling regulatory agencies. Allison Quality System surveys and audits may be performed independent of other business or financial audit requirements, as specified elsewhere in this Agreement, and can become substantiation for the suspension of Component Repair and Repair Source status if found to be unsatisfactory.


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9.7.4     TRACEABILITY
          Repaired Part traceability will be performed in accordance with the requirements set forth by any relating industry serviceability regulations, Allison procedures, the terms and conditions of this Agreement and the Policy Manual.

          It is the overall responsibility of the Authorized Maintenance Center to utilize proven traceability systems that account for documentation and Repair Process control. These include, but are not limited to: technical data flow, changes/updates, materials/supplies, processes, inspections, tests, and final dispositions.

          Where specified or required, subsequent to the Repair, Repair Part traceability by lot, serial number, or other effective means will be fully documented and made available upon request.

9.8       SUPPLY AND INVENTORY CONTROL

9.8.1     CORE CONTROL
          All Non-Serviceable Items displaced by a Warranty(ies), Policy or under the auspices of an OCP/SPP revert to Allison ownership when removed from a Product or Module.

          Authorized Maintenance Center is responsible for the disposition of all Allison-owned Cores in accordance with Allison direction. Costs associated with the disposition of those Cores are not the responsibility of Authorized Maintenance Center, are addressed within the Policy Manual, and may be subject to storage by the Authorized Maintenance Center if directed by Allison.

          Non-Allison owned Cores may be applicable to Exchange Credit or Core Credits as described within the Policy Manual.

9.8.2     REPAIRED PART SUPPLY/SALES/DISTRIBUTION
          Authorized Maintenance Centers selected to perform specific Critical Repairs for Allison are required to produce and supply those Repaired Parts in accordance with terms and conditions of this Agreement and Policy Manual.


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          Transfer and sale of Book Repairs and Book Repair services between
          Authorized Maintenance Centers is allowed and encouraged in order to minimize unnecessary duplication and excessive capital investments.

9.8.3     REPAIR MATERIAL
          All sub-Part level details will be made available to Authorized Repair Sources for purchase, as directed by Allison, for both Book and Critical Repairs. Cores controlled by Allison will be made available to the Authorized Repair Source(s) in support of Component Repairs.

          Authorized Maintenance Center may be permitted to manufacture Part(s) sub-details in certain situations, as specifically Authorized.
          Should Allison choose to outsource subdetail piece Parts, the Authorized Maintenance Centers may be given consideration to match the terms and conditions of any beneficial offer by a third party to Allison for equivalent supply.


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ARTICLE 10.      PRICES, PAYMENT AND OTHER TERMS OF SALE

10.1      OVERVIEW

10.2      NEW OR REPAIRED MODULES OR PARTS
          The price applicable to Modules and Parts sold to Authorized Maintenance Center hereunder, including any applicable discounts or allowances, shall be the invoice price in effect on the Ship Promise Date (acknowledged electronically or in writing by Allison) for Module(s) and/or Part(s). Other charges and terms of sale applicable to purchases of Modules and Parts by Authorized Maintenance Center shall be those established in accordance with the Terms of Sale Statement(s) in effect at the time of shipment to Authorized Maintenance Center, or as detailed in the Modules and Parts Statement, its revisions or the Products, Modules and Parts Price List, or its revisions.

          The prices, charges, discounts, allowances and other terms applicable to Modules or Parts may be changed at Allison's discretion, from time to time.

          Authorized Maintenance Center may cancel or reschedule orders for Modules and Parts in accordance with the Module(s) and Part(s) Terms of Sale Statement(s).

10.3      NEW PRODUCTS
          The price applicable to Products sold to Authorized Maintenance Center hereunder, including any applicable discounts or allowances, shall be the invoice price in effect on the Ship Promise Date (acknowledged electronically or in writing by Allison) for Product(s). Other charges and terms of sale applicable to purchases of Product(s) by Authorized Maintenance Center shall be those established in accordance with the Terms of Sale Statement(s) in effect at the time of shipment to Authorized Maintenance Center, or as detailed in the Product Statement(s), its revisions, or the Product, Module and Parts Price List, or its revisions.

          The prices, charges, discounts, allowances and other terms applicable to Products may be changed by Allison from time to time.


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          Authorized Maintenance Center may cancel or modify orders for
          Products to in accordance with cancellation terms identified in the Terms of Sale Statements provided written notice of cancellation or modification is delivered to Allison. All undelivered orders not canceled or modified as provided herein shall remain in effect for delivery by Allison.

10.4      SHIPMENTS OF MODULES AND PARTS
          Allison will arrange for shipment of Modules and Parts ordered by Authorized Maintenance Center to the Authorized Maintenance Center's Primary Premises or Branch Location(s). Allison reserves the right to select the production locations and the warehouse/inventory locations of Modules and Parts. Unless otherwise directed, the Logistics Company will handle all Module and Parts shipments on behalf of and for the account of Authorized Maintenance Center. Expedite and AOG shipments will be directed using the earliest delivery mode(s).

          Allison shall not be liable for any delay, loss or damage to Modules or Parts that have been transferred to the safekeeping of the Logistic Company. Authorized Maintenance Center should directly contact the Logistic Company regarding delays, loss or damage.

          Additional costs incurred by Allison as a result of Modules and/or Parts being diverted because of Authorized Maintenance Center's delay or failure to accept delivery shall be to Authorized Maintenance Center's account, except as noted in Article 4.2.2.

10.5      SHIPMENTS OF PRODUCTS
          Allison will arrange for shipment of Product(s) ordered by Authorized Maintenance Center to the Primary Premise or Branch Location(s) in their Region of Responsibility. Allison reserves the right to select the production locations and the warehouse/ inventory locations of Products. Unless otherwise directed by Allison, the Logistics Company will handle all Product shipments on behalf of and for the account of Authorized Maintenance Center. Expedite and AOG shipments will be directed along the earliest delivery mode(s).

          Allison shall not be liable for any delay, loss or damage to Product(s) that have been transferred to the safekeeping of the Logistic Company. Authorized Maintenance Center should directly contact the Logistic Company regarding delays, loss or damage.


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          Additional costs incurred by Allison as a result of Products being diverted because of Authorized Maintenance Center delay or failure to accept delivery shall be to Authorized Maintenance Center's account, except as noted in Article 4.2.2.

10.6      AUTHORIZED MAINTENANCE CENTER REIMBURSEMENT
          Allison shall reimburse Authorized Maintenance Center in accordance with the applicable terms and conditions of this Agreement, the applicable provisions of the Policy Manual and the applicable provisions of the Standard Labor Hours Manual for the performance of Maintenance Services and Component Repairs made pursuant to: 1) Warranty(ies) furnished by Allison, 2) OCP/SPP contracted programs,
          3) Policy adjustments approved by Allison, 4) Campaign programs, 5) inspections or corrections for Items as directed and Authorized by Allison, and 6) any other Allison/Customer contracted programs and Agreements.

10.7      CORE CREDITS
          If agreed by Allison, Authorized Maintenance Center and
          Customer-owned Cores (Warranty, Policy or OCP/SPP displaced Cores are Allison property) may be returned for Credit. The Authorized Maintenance Center's actual cost for said Core will determine the Cores Credit return value or as otherwise specifically delineated within the Agreement.

          Core Credits will be non-monetary (except in certain instances involving termination). Authorized Maintenance Center will receive Core Credits by way of the established equivalent value being Credited to Authorized Maintenance Center's account. These Credits can be used at Authorized Maintenance Center's discretion toward Module or Part orders.

10.8      EXCHANGE CREDITS
          Critical Repaired Parts will be sold to Authorized Maintenance Center per the terms of Article 10.2 less an Exchange Credit for the applicable Core(s) submitted with order. Exchange Cores must be submitted, on a Part by Part, order by order basis, to receive Core adjustment to the list price.

          Orders received without exchange Cores will be invoiced at the published List Price less the applicable discount, plus any published Exchange Credit.


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10.9      PROMOTIONAL PRICE DISCOUNTS
          Allison reserves the right to occasionally offer promotional price discounts exclusively to Authorized Maintenance Centers. These discounts may be utilized to encourage Embodiment activity, offset inventory cost, encourage Authorized Maintenance Service, provide marketing incentives and/or assist in ensuring adequate markets exist.

10.10     ACCOUNTS PAYABLE
          During the course of the business relationship hereunder, Allison will establish accounts as necessary for the Authorized Maintenance Center transactions. Such accounts will reflect the amount due either party by the other in connection with Products, Modules, Parts, Maintenance Services, Credits, discounts, Warranties and similar matters.

          While Allison may, for the mutual convenience of the parties, pay funds to Authorized Maintenance Center while indebtedness from Authorized Maintenance Center to Allison is outstanding, all monies or accounts due to Authorized Maintenance Center shall be considered net of matured indebtedness of Authorized Maintenance Center (including indebtedness arising from the charge-back to Authorized Maintenance Center of Claims previously Credited to Authorized Maintenance Center and later determined not to be properly payable) against any monies or accounts due to Authorized Maintenance Center.

          Unless otherwise agreed in writing, any monies or accounts payable by Allison to Authorized Maintenance Center shall be paid by Allison as Product, Module or Parts Credits against the Authorized Maintenance Center's account via the EDI network, Electronic Funds Transfer (EFT) or as mutually agreed upon.

          Authorized Maintenance Center agrees to notify Allison immediately if the creation, management or payment of any account referred to above does not comply with the laws or regulations of the country where Primary Premise or Branch Location(s) performing the work are located.


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          Authorized Maintenance Center and Allison recognize the right to disclose matters related to this Agreement, including the existence, the nature and the amount of the above mentioned accounts, when such disclosure is required by law or regulation or is specifically directed by applicable judicial orders involving either Authorized Maintenance Center or Allison.

10.11     PREPAYMENT OF LOGISTICS SERVICES
          Certain shipments of Product(s), Module(s), or Part(s) may benefit from Allison prepayment of logistics services (freight) from the Logistics Company with regard to export/import control, value added tax, and other costs. Should further investigation support such an arrangement, Allison reserves the right to prepay and add to the applicable invoice the amount of the logistics services expense. Allison intends to include the cost of freight in the Products, Modules and Parts Price List in the near future. Such arrangements have been determined to be more efficient and cost effective.

10.12     LATE PAYMENT CHARGE
          Allison reserves the right to assess, at its sole discretion, a late payment charge equal to .05% per day, or the maximum allowable by law, on any past due balances owing Allison upon failure of the Authorized Maintenance Center to meet the account terms established in this Agreement or the attached Statements.

10.13     INVOICES
          Allison reserves the right to provide the original invoice as an attachment to the shipment, and/or mail the invoice separately. The invoice will be appropriately identified and an unpriced invoice/packing slip will be contained within the package/shipment. It remains the Authorized Maintenance Center's responsibility to collect all such invoices from the appropriate receiving department(s) at the Primary Premise and/or Branch Location(s). Any deviation from this practice will most likely result in delays and additional expense to Allison and the Authorized Maintenance Center.


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ARTICLE 11.  TAXES

          Authorized Maintenance Center recognizes that it is an independently owned and operated business entity and as such accepts full responsibility for the collection and/or payment of any and all taxes as may be required by local regulations or statutes in connection with any of the Business Operation(s) conducted by Authorized Maintenance Center hereunder. Authorized Maintenance Center shall hold Allison harmless in connection with any claims or demands made upon Authorized Maintenance Center or Allison by local authorities in connection with the collection and/or payment of any such taxes, including, without limitation, stamp taxes, sales and use taxes, personal property taxes, value added taxes, income taxes and import duties, export duties or any other taxes. Authorized Maintenance Center agrees to indemnify, defend and hold harmless Allison and its directors, officers and employees against all liability claims and expenses (including attorney's fees) for taxes which Allison might be assessed as a consequence of Authorized Maintenance Center's Business Operations under this Agreement.


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ARTICLE 12.  TRADEMARKS AND SERVICE MARKS

12.1      OWNERSHIP
          Allison, or its affiliated company(s) are exclusive owners of and have the exclusive right to the various Marks used in connection with Items.

12.2      DISPLAY OF MARKS BY AUTHORIZED MAINTENANCE CENTER
          Authorized Maintenance Center is granted the non-exclusive privilege of displaying Allison related Mark(s) in the conduct of its Authorized Maintenance Center Business Operations, provided, however, the Authorized Maintenance Center shall discontinue the display or use of any such Marks or change the manner in which any Marks are displayed or used when requested to do so by Allison. Such Marks may not be used or included within the name under which Authorized Maintenance Center's Business Operation(s) are conducted or in connection with the business of any company affiliated with Authorized Maintenance Center unless previously Authorized by Allison.

12.3      DISCONTINUANCE OF USE UPON TERMINATION
          Upon the expiration or termination of this Agreement, Authorized Maintenance Center will immediately discontinue the use and display of Allison Marks, at the Authorized Maintenance Center's expense. Thereafter, Authorized Maintenance Center will not use, directly or indirectly, any Marks or any other marks so resembling such Marks as to be likely to confuse or deceive the Customers or the public in general, including reference to Allison and the Authorized Maintenance Center designation.

12.4      MARK REGISTRATION BY AUTHORIZED MAINTENANCE CENTER
          Authorized Maintenance Center will not take any action, directly or indirectly, to register or cause to be registered any Marks nor any marks which resemble such Marks in its favor or in the favor of any third party. Should such registration be required, the Authorized Maintenance Center will notify Allison of registration requirement(s), at which time, to the extent possible, Allison will resolve the registration directly.


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12.5      LIABILITY FOR FAILURE TO DISCONTINUE USE
          Authorized Maintenance Center shall reimburse Allison, or its affiliated company(s) for all costs, legal fees and other expenses incurred in connection with legal action commenced by Allison or its designee requiring Authorized Maintenance Center to discontinue use, in accordance with the terms of this Agreement, if the judgment is found in Allison's favor.


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ARTICLE 13.  TERMINATION OF AGREEMENT

13.1      TRANSACTIONS AFTER TERMINATION

13.1.1    TERMINATION DELIVERIES
          If this Agreement is voluntarily terminated by Authorized Maintenance Center under Article 13.2, Allison will furnish, in accordance with the terms and conditions of this Agreement, Authorized Maintenance Center with Module(s) and/or Part(s) to satisfy the Authorized Maintenance Center's Maintenance Services obligations effective at the date of termination. Authorized Maintenance Center shall provide Allison with a list of such obligations (herein called Schedule of Termination Deliveries) within ten (10) business days following the written notice of termination, identifying each Customer's name, address and the details of each Item to be worked (including Product, Module or Part numbers and serial numbers) along with the Event and Event Kit Modules and Parts which need to be ordered or are on order and required to fulfill the Maintenance Services obligations. Authorized Maintenance Center's orders for Module(s) and Part(s) identified in the Schedule of Termination Deliveries will be reviewed by Allison within five (5) business days after receipt.

          Allison's Parts Distribution Center will advise Authorized Maintenance Center should there be any concern with any particular obligation, and if so, what additional detail regarding subject obligation is necessary. Upon satisfactory review, the orders will be accepted and acknowledgment made either in writing or electronically to Authorized Maintenance Center identifying the orders to be filled and the related Ship Promise Date and basis of delivery.

          Authorized Maintenance Center shall accept all Module(s) or Part(s) ordered by Authorized Maintenance Center and acknowledged under this provision. In the event Authorized Maintenance Center fails to do so, Authorized Maintenance Center shall have no further right to receive any such Module(s) or Part(s).

          Module(s) or Part(s) shall be delivered hereunder in substantial accordance with the schedules and basis of delivery as identified and as of the effective date in compliance with the notification of termination and termination.


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          Authorized Maintenance Center shall immediately provide cancellation notice if, for any reason, a Customer cancels the respective obligation set forth in the Authorized Maintenance Center's Schedule of Termination Deliveries. In the event such cancellation notice is received before shipment of the Module(s) or Part(s) to apply against such order, Allison shall be released from its requirement to make delivery of such Module(s) or Part(s) and Authorized Maintenance Center shall be released from its requirement to take delivery and make payment.

13-1.2    EFFECT OF TRANSACTIONS AFTER TERMINATION
          Neither the sale of Items by Allison to Authorized Maintenance Center, nor any other act by Allison or Authorized Maintenance Center during termination proceedings or after termination of this Agreement will be construed as a waiver of the termination.

13.1.3    ALLISON'S OPTION TO PURCHASE
          If this Agreement is terminated by either party or expires and Allison does not offer Authorized Maintenance Center or any replacement candidate that has substantially the same ownership and management or any approved transferee a new Agreement, Allison will have the option to purchase from Authorized Maintenance Center and may require Authorized Maintenance Center to sell any or all of the following Items at the prices indicated:

          (a) New, Repaired or Serviceable Products, Modules, Parts or Cores and/or Non-Serviceable Cores owned or controlled by Authorized Maintenance Center on the effective date of termination which were purchased by Authorized Maintenance Center from Allison, or its designee, at the invoice prices less any discounts or Credits provided to Authorized Maintenance Center for such Products, Modules and Parts, less transportation charges which Authorized Maintenance Center paid for shipment of such Items to its Primary Premise, plus normal transportation charges prepaid by Authorized Maintenance Center to a destination specified by Allison, less charges, at the lesser of the adjusted invoice price or at current list price less discounts, for any Item originally furnished on or with any such Product, Module, Part, but not included or damaged when received by Allison.


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          (b)    Allison has the option to purchase any new, Repaired, used or
                 Non-Serviceable Product, Module, Part or Core obtained by Authorized Maintenance Center from a non-Allison source, at a mutually agreed upon price, not exceeding the fair market value price or the original purchase price, whichever is less.

          (c) Any signs owned by Authorized Maintenance Center of a type recommended in writing by Allison and bearing any Marks, at a price mutually agreed upon by Allison and Authorized Maintenance Center. In the event the parties cannot mutually agreed upon a price, Authorized Maintenance Center warrants and guarantees such signs will be properly disposed of and no Unauthorized third party will obtain control, use or have access to signs and the implied or actual benefits thereof.

          (d) Any Ground Support Equipment purchased from Allison or its designee preceding termination, and/or designed or manufactured utilizing Allison data, which was recommended by Allison and designed specifically for Maintenance Services or Component Repair for any Item at a price mutually agreed upon by Allison and Authorized Maintenance Center, but in no event at a price exceeding the original invoice price, Authorized Maintenance Center's manufacturing cost or the acquisition cost, less associated discounts or Credits.

13.2      TERMINATION BY AUTHORIZED MAINTENANCE CENTER
          Authorized Maintenance Center may terminate this Agreement upon written notice to Allison. Any termination will be effective ninety
          (90) days after receipt by Allison of a termination notice, unless another date is agreed upon in writing by the parties.

13.3      TERMINATION BY MUTUAL AGREEMENT
          This Agreement may be terminated by mutual agreement any time by written notice between Allison and Authorized Maintenance Center.
          Any provision(s) of termination assistance will be applicable only to the extent as mutually agreed upon in writing and set forth in this Agreement or in a written Termination Agreement(s).


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13.4      TERMINATION FOR NONPERFORMANCE
          If Authorized Maintenance Center fails to perform any obligations under this Agreement, such as (i)establishing and maintaining Authorized Maintenance Center facilities in accordance with the terms and conditions of this Agreement and the Policy Manual at the approved Primary Premise and Branch Location(s) or (ii) providing Service, Repair, Overhaul and Component Repair functions to Customers of Products, Modules or Parts, in accordance with the terms and conditions of this Agreement, Allison shall notify Authorized Maintenance Center in writing of such failure(s) and shall promptly review with Authorized Maintenance Center the reasons which, in Allison's opinion, account for such failure(s) and the period of time (which shall not be less than ninety (90) days) during which Authorized Maintenance Center shall be provided to correct such failure(s). If such failure(s) have not been remedied within such period, Allison may terminate this Agreement.

13.5      TERMINATION DUE TO CERTAIN ACTS OR EVENTS
          Each of the following represents an act or event that is within the direct control of the Authorized Maintenance Center or originates from action taken by Authorized Maintenance Center's management or owners and which is so contrary to the spirit and objectives of this Agreement as to entitle Allison to damages or to constitute cause for termination this Agreement. This decision is solely at Allison's discretion.

          When Allison identifies any of the following acts or events have occurred, Allison will discuss and provide written support of the act or event to Authorized Maintenance Center. The written support may include a corrective action plan with associated time to correct and address the act or event. If a corrective action plan is provided, Authorized Maintenance Center agrees to pursue the correction and pay a damage penalty. The parties agree that the amount of damages for the injury to Allison that would result from the occurrence of any of the acts or events identified below are impossible to estimate accurately, and that $50,000 is a reasonable forecast of such damages in light of the harm to Allison that would result from the occurrence of any such acts or events, and that the difficulties of proving the loss resulting from the occurrence of any such acts or events or in obtaining another adequate remedy upon the occurrence of any such acts or events warrants the parties' agreement on this $50,000 damages sum.


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
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          Therefore, if a proposed corrective action plan is provided, the
          Authorized Maintenance Center will not only correct the deficiency identified per the terms of the corrective action plan, but pay Allison a $50,000.00 damages sum within ten (10) days of said notice. If the proposed correction is not satisfied within the identified time frame (not less than thirty (30) days) thereafter, Allison will be entitled to terminate this Agreement. If Allison elects to terminate this Agreement in lieu of providing a corrective action plan and associated collection of a damages sum, the Authorized Maintenance Center will receive written notice of termination. Such termination will be effective upon receipt of the notice by the Authorized Maintenance Center, or at a later date as may be specified in the notice of termination.

          (a) An unacceptable change, transfer or relinquishment, voluntary or involuntary, by operation of law or otherwise, of any interest in the legal, record or controlling interest of Authorized Maintenance Center from the latest Authorized Maintenance Center's Statement of Management and Ownership accepted and Authorized by Allison. Specific examples include but are not limited to interest in another Authorized Maintenance Center, interest in the Authorized Maintenance Center acquired by an Allison competitor and/or government changes detrimental to the Authorized Maintenance Center's Business Operations.

          (b) An attempted or actual sale, transfer or assignment by Authorized Maintenance Center of this Agreement or of any of the rights granted the Authorized Maintenance Center under this Agreement, or any attempted or actual transfer, assignment or delegation by Authorized Maintenance Center of any obligation under this Agreement without Allison's prior written Authorization.

          (c) A conviction by a court of original jurisdiction of an Authorized Maintenance Center's officer, partner, director, manager or principal stockholder of Authorized Maintenance Center of any crime related generally to the Authorized Maintenance Center's Business Operation(s) that is punishable by imprisonment; or any guilty ruling by a government agency or court of original jurisdiction that Authorized Maintenance Center has committed an unfair or illegal business practice or other offense related to the terms and conditions of this Agreement or Product(s) which, in the opinion of Allison, may significantly and adversely affect the interests of Authorized Maintenance Center, Allison, or the reputation of the Product(s) in the marketplace.

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          (d)    Insolvency of Authorized Maintenance Center; suspension of payments by Authorized Maintenance Center; filing of a voluntary petition in bankruptcy by Authorized Maintenance Center; filing of a petition to have Authorized Maintenance Center declared bankrupt or seeking appointment of a receiver or trustee for Authorized Maintenance Center, provided such petition is not vacated within thirty (30) days from the date of such filing or appointment.

          (e) Execution by Authorized Maintenance Center of an assignment for the benefit of creditors or any sale or foreclosure or any due process of law whereby any third party that is unacceptable to Allison acquires rights to the operation, ownership or use of the Authorized Maintenance Center's Primary Premise, its Branch Location(s), their equipment or principal assets used in performing Maintenance Services for the Products, including but not limited to inventory of Products, Modules, Parts or Ground Support Equipment that are required for the conduct of the Authorized Maintenance Center's Business Operations consistent with the terms, conditions, intent and spirit of this Agreement.

          (f) Any undertaking by Authorized Maintenance Center or any of its owners, either directly or indirectly, to conduct the Authorized Maintenance Center Business Operation at an Unauthorized Primary Premise, Unauthorized Branch Location(s), or Unauthorized Marketing Office(s); or any closing, discontinuance, significant change, or Non-Authorized Business Operation(s) of the Primary Premise, Branch Location(s), or Marketing Office(s) without the prior written approval of Allison, as evidenced by the execution of a new Primary Premise, Branch Location(s) and Marketing Office(s) Statement.

          (g) Failure of Authorized Maintenance Center to conduct its Authorized Maintenance Center Business Operations during customary business hours for seven (7) consecutive working days and/or consistent with the requirements of the Customers, except as specifically delineated in Article 4.2.2 of this Agreement.

          (h) Any intentional submission to Allison by Authorized Maintenance Center or by any agent or employee of Authorized Maintenance Center of false applications or Claims for any payment, Credit, or discount for allowance, if such applications or Claims are fraudulent or part of a pattern of false applications or Claims, whether or not Authorized Maintenance Center offers or makes restitution.

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          (i)    Refusal by Authorized Maintenance Center to timely furnish
                 Business Operations related revenue or financial information and related support data, or to permit Allison to make an audit, examination or copies of Authorized Maintenance Center's data or Records, provided such failure or refusal continues for thirty (30) days after receipt by Authorized Maintenance Center from Allison of a written request for such information or permission.

          (j) Willful failure of Authorized Maintenance Center to comply with the provisions of any governing laws or regulations relating to its performance of this Agreement.

          (k) Willful and intentional use of Unauthorized Items, or acquiring Products, Modules or Parts from Unauthorized vendors, sources, and/or third party(s) for use in Embodiment during a Maintenance Service or Component Repair function.

          (l) Nonpayment, for a period of thirty (30) days, of the technical fee and consideration, in whole or in part, per the terms and schedule outlined in the Technical Fee and Consideration Statement.

          (m) Willful and intentional use or involvement in Component Repair which is inconsistent with the terms and conditions of this Agreement or Policy Manual.

          (n) Participation as a contractor, technical consultant, joint venture partner or supplier or any other similar arrangement, in an enterprise or venture to manufacture products or parts that are substitutes or replacements for Allison Authorized Products or Parts or the sale or marketing of such products or parts manufactured as part of such enterprise or venture.

          (o) The Unauthorized copying, use, disclosure and/or distribution of any Allison confidential or proprietary data, drawings, Manuals or any other written material furnished to the Authorized Maintenance Center per the terms and conditions of this Agreement any affiliated agreement or as expressly identified on the relevant document/technical data.


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          (p)    Participation as a subcontractor, joint-venture partner,
                 equity owner, voting right owner or any similar business arrangement which essentially negates the general spirit and objectives of this Agreement by providing the Authorized Maintenance Center a mechanism to perform Unauthorized Maintenance Services.

          (q) Remanufacturing of Engines/Modules contrary to the terms and conditions of this Agreement.

          (r) Sale of Unauthorized Modules or Parts to a Customer or Customer representative where the Over-the Counter sale was made with the intent of negating the use of Authorized Items during a Maintenance Service or Component Repair function. Specifically, where the Over-the Counter sale resulted in the Customer supplying the Unauthorized Modules and Parts to the Authorized Maintenance Center for Embodiment.

          (s) Failure to notify Allison of Overshipment Item(s), and/or failure to return the Overshipment Item(s) to Allison.

13.6      TERMINATION FOR FAILURE TO BE LICENSED
          If Allison or Authorized Maintenance Center fails to secure or maintain any license or permit required for the substantial performance of either party's obligations under this Agreement or such license or permit is suspended or revoked, irrespective of the cause, the other party may immediately terminate this Agreement by giving the defaulting party written notice.

13.7      TERMINATION BY GOVERNMENT ACTION
          Allison may terminate this Agreement effective thirty (30) business days after written notice is mailed or personally delivered to Authorized Maintenance Center upon the occurrence of any action, including the adoption of any law, regulation or policy, by either the government of the United States of America or a government(s) for which the Authorized Maintenance Center Primary Premises or Branch Location(s) resides, that, in the opinion of Allison, either adversely affects the ability of Authorized Maintenance Center or Allison to perform their respective obligations hereunder or so changes the relationship between Allison and Authorized Maintenance Center so as to render the terms and conditions of this Agreement ineffective.


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13.8      RESPONSIBILITIES OF AUTHORIZED MAINTENANCE CENTER
          Within fifteen (15) business days following the effective date of termination or expiration of this Agreement, Authorized Maintenance Center will furnish Allison a list of Items and other hardware as appropriate identifying Product, Module and Part numbers and serial numbers if applicable along with such other information as Allison may reasonably request pertaining to Products, Modules or Parts offered to Allison in support of Allison's option to repurchase. Thereafter, Allison will, within fifteen (15) business days of receipt of such information, advise Authorized Maintenance Center in writing, the eligible Items and other hardware which Allison chooses to exercise its option to repurchase from Authorized Maintenance Center, along with written shipping instructions thereof. Authorized Maintenance Center will ship or arrange for shipment all such Products, Modules, Parts, or Ground Support Equipment transportation prepaid by Authorized Maintenance Center, to a destination specified by the Service Parts Distribution Center in such instructions. Such shipment will utilize the dedicated Logistics Company unless otherwise stipulated by Allison.

          Authorized Maintenance Center will take such necessary action to execute and deliver such written instruments as may be necessary to convey good and marketable title for all Items and other hardware purchased by Allison. Further, Authorized Maintenance Center will comply with the requirements of any applicable laws relating to bulk sales or transfer, and satisfy and discharge any liens or encumbrances on all Items, or Ground Support Equipment prior to their sale and delivery to Allison, and Allison will assist as necessary in resolution and discharge of any said liens or encumbrances.

          Upon the termination or expiration of this Agreement, Authorized Maintenance Center will immediately discontinue the use and display of Allison Marks as provided in Article 12.3 of this Agreement.

          Within fifteen (15) business days following the effective date of termination or expiration of this Agreement, Authorized Maintenance Center will return to Allison all originals and copies of Manuals, drawings, processes and all other proprietary information furnished by Allison to Authorized Maintenance Center.


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13.9      PAYMENT BY ALLISON UPON TERMINATION OF AUTHORIZED MAINTENANCE CENTER
          Authorized Maintenance Center will be paid for Items, Cores or Ground Support Equipment purchased by Allison as soon as practicable following delivery and inspection as specified by Allison, less any payment due or to become due from Authorized Maintenance Center to Allison. Allison shall have no obligation to complete a purchase under Article 13.1.3 if prohibited for any reason from exercising its right to deduct from the purchase price amounts due from Authorized Maintenance Center.

          If Authorized Maintenance Center has not received payment for such Items or Ground Support Equipment within sixty (60) calendar days after delivery, Allison, will, at Authorized Maintenance Center's written request, estimate the purchase price of the Items and other hardware and all other amounts owed to Authorized Maintenance Center by Allison. After deducting the amounts estimated by Allison, to be owing to Allison, by Authorized Maintenance Center, Allison will advance Authorized Maintenance Center seventy-five percent (75%) of the estimated net payment (list less discounts or Credits) owed to Authorized Maintenance Center and will pay the balance, if any, as soon as practicable thereafter, but not later than sixty (60) calendar days, including interest on such balance at the previous months' averages prime rate as published in the Wall Street Journal.

13.10     CONSTRUCTION OF TERMINATION PROVISIONS
          Authorized Maintenance Center expressly acknowledges that the rights extended to Authorized Maintenance Center with respect to Items and Ground Support Equipment are solely limited to the rights granted by Allison pursuant to this Agreement. Authorized Maintenance Center acknowledges and agrees that the Marks referred to in Article 12 hereof enjoy an excellent reputation worldwide. Except as otherwise provided in this Agreement, Authorized Maintenance Center shall have no right to compensation or indemnification from Allison in the event of termination of this Agreement pursuant to its provisions except as specifically delineated within this Agreement.

          Allison and Authorized Maintenance Center may rely on their rights to terminate this Agreement under any applicable provisions of this Agreement without reference to or waiver of any other provision that may also be applicable in the circumstances.

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13.11     EFFECT OF TERMINATION
          Termination of this Agreement does not release Authorized Maintenance Center or Allison from the obligation to pay any amounts due or which may become due the other, including but not limited to the Module(s) and Parts account(s), but does release the Authorized Maintenance Center from any obligation to pay any remaining unpaid portion(s) of the technical fee or consideration.


                                      109
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ARTICLE 14.  ORDER OF PRECEDENCE

          Any ambiguity or inconsistency in this Agreement shall be resolved by giving precedence in the interpretation of this Agreement in the following order:

          1)     The Agreement

          2) The Additional Provisions Applicable to Authorized Maintenance Center Agreement ("The Articles")

          3)     Statements

          4)     Bulletins

          5)     Authorized Maintenance Center Policy Manual

          6)     Representations and other Instructions

          7)     Manuals other than Authorized Maintenance Center Policy Manual

(C) 1994


ARTICLE 15.  SOLE AGREEMENT OF PARTIES

          There are no other agreements or understandings, either oral or written, between the parties affecting this Agreement or relating to the sale or servicing of Products, Modules and Parts except as otherwise specifically provided or referred to in this Agreement.

          No agreement between Allison and Authorized Maintenance Center which relates to matters covered herein, and no change in, addition to (except the filling in of blank lines) or erasure of any printed portion of this Agreement shall be valid or binding upon Allison unless the same is approved in writing by authorized representative(s) of both Allison and Authorized Maintenance Center.

          Notices concerning matters other than termination or modification of this Agreement may be transmitted by cable, telex, or facsimile transmittal.

          Allison Engine Company, Inc.


          /s/ JAMES F. LEACH
          ----------------------------------
          James F. Leach
          Vice President Customer Support
                 (Typed Name and Title)

          Date   30 Sep 94
          Telephone: (317) 230-4638
          Facsimile: (317) 230-3348


          Witnesses

          ----------------------------------
          Norman D. Britton, Manager
          T56/501 Authorized Maintenance
          Center Administration
                 (Typed Name and Title)

          Date 30 September 1994

          Authorized Maintenance Center
          NATIONAL AIRMOTIVE CORPORATION


          /s/ GERRY ROBERTS
          ----------------------------------
                 (Signature)
          Gerry Roberts, President
             (Typed Name and Title)

          Date   14 November 1994

          Telephone:      (510) 613-1001
          Facsimile:      (510) 635-3221

          /S/ JOHN P. VIBOCH
          ----------------------------------
              (Signature)
          John P. Viboch
          Senior Vice President
             (Typed Name and Title)

          Date   14 November 1994



                                     111